                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                              MOBIL CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 G. G. Garney
                          Senior Assistant Secretary
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                   [LOGO OF MOBIL CORPORATION APPEARS HERE]


                                  NOTICE OF
                                     1995
                                ANNUAL MEETING
                                     AND
                                PROXY STATEMENT

               ------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

               PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR
                     PROXY CARD IN THE ENCLOSED ENVELOPE.

               ------------------------------------------------



                              MOBIL CORPORATION
                              3225 GALLOWS ROAD
                         FAIRFAX, VIRGINIA 22037-0001

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Chairman's Letter.........................................................   1
Notice of Annual Meeting..................................................   2
Proxy Statement...........................................................   3
 General Information......................................................   3
  Item 1--Election of Directors...........................................   3
      Directors' Meetings and Compensation................................   7
      Committees of the Board.............................................   8
  Item 2--Approval and Ratification of Appointment of Independent Audi-
   tors...................................................................   9
  Item 3--Approve 1995 Mobil Incentive Compensation and Stock Ownership
   Plan...................................................................  10
 Stockholder Proposals--General...........................................  13
  Item 4--Limit Authority to Issue Preferred Stock........................  14
  Item 5--Limitations on Composition of the Board.........................  15
 Executive Compensation...................................................  17
 Ownership of Mobil Corporation Stock.....................................  27
 Proxies and Voting at the Meeting........................................  28
 Quorum and Vote Required for Approval....................................  28
 Attendance at Annual Meeting.............................................  29
 Proxy Solicitation.......................................................  29
 1995 Mobil Incentive Compensation and Stock Ownership Plan........... Appendix

[LOGO OF MOBIL CORPORATION APPEARS HERE]

                                                         3225 GALLOWS ROAD
                                                         FAIRFAX, VIRGINIA
                                                         22037-0001

                                                         LUCIO A. NOTO
                                                         CHAIRMAN OF THE BOARD
                                                         CHIEF EXECUTIVE OFFICER


                                           March 20, 1995

Dear Mobil Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held in the Grand Ballroom, Hyatt Regency Reston, Reston Town Center, 1800 Presidents Street, Reston, Virginia, on May 11, 1995.

  In addition to the formal items of business to be brought before the meeting, there will be a report on our Company's operations during 1994, followed by a question and answer period.

  Your participation in Mobil's business is important, regardless of the number of shares you hold. To ensure your representation, please sign, date and return the enclosed proxy card promptly.

  I wish to call your attention to the retirements of three directors. Mr. William J. Kennedy III, who has been a director since 1979 and is Chairman of the Committee on Directors and Board Affairs, will be retiring this April. Mr. Robert G. Weeks, who had been a director since 1987 and served as Senior Vice President and Chief Financial Officer, retired in November 1994. Mr. Allen E. Murray, who had been a director since 1977 and had served as Chairman of the Board and Chief Executive Officer since 1986, retired in February 1994, after more than 40 years of service to Mobil. We are very grateful to Messrs. Kennedy, Weeks and Murray for their many contributions to Mobil over the years.

  We look forward to seeing you on May 11th.

                                           Sincerely,

                                           /s/ Lucio A. Noto

                                           Lucio A. Noto
                                           Chairman of the Board and
                                           Chief Executive Officer

                            NOTICE OF ANNUAL MEETING

                                  MAY 11, 1995
- - --------------------------------------------------------------------------------

  The Annual Meeting of Stockholders of Mobil Corporation will be held in the Grand Ballroom at the Hyatt Regency Reston, Reston Town Center, 1800 Presidents Street, Reston, Virginia 22090, on Thursday, May 11, 1995, at 10:00 A.M., for the following purposes:

  1. To elect four directors;

  2. To approve and ratify the appointment of Ernst & Young LLP as independent auditors;

  3. To approve the 1995 Mobil Incentive Compensation and Stock Ownership Plan;

  4. To act upon stockholder proposals;

and to transact such other business as properly may come before the meeting.

  Stockholders of record at the close of business on March 13, 1995 are entitled to receive notice of, and to vote at, the meeting. A list of stockholders entitled to vote will be kept at the Mobil Land Development Corporation, 11911 Freedom Drive, Suite 400, Reston, Virginia 22090-5606, for a period of ten days prior to the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /s/ Caroline M. Devine

                                      CAROLINE M. DEVINE

                                      SECRETARY

MOBIL CORPORATION
3225 Gallows Road
Fairfax, Virginia 22037-0001
March 20, 1995

                               MOBIL CORPORATION
                               3225 GALLOWS ROAD
                          FAIRFAX, VIRGINIA 22037-0001

                                PROXY STATEMENT

GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mobil Corporation ("Mobil", the "Corporation" or the "Company") of proxies to be voted at the Annual Meeting of Mobil stockholders on May 11, 1995. This Proxy Statement, the accompanying proxy card, and Annual Report are being mailed to stockholders on or about March 20, 1995. Business at the Annual Meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions requiring advance notice and disclosure of relevant information.

  The number of voting securities of Mobil outstanding on March 13, 1995, the record date for the meeting, was (i) 395,929,890 shares of common stock, $2.00 par value per share, each share being entitled to one vote, and (ii) 95,248.58 shares of Series B ESOP Convertible Preferred Stock, $1.00 par value per share, each share being entitled to 100 votes, for a total of 405,454,748 votes.

ITEM 1-ELECTION OF DIRECTORS

  Mobil's Certificate of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible, the members of which serve for three years. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each Annual Meeting for full three-year terms. The terms of office of four of the present directors will expire at this Annual Meeting.

  Four directors have been nominated for election for three-year terms expiring at the Annual Meeting in 1998 or until their successors are elected and qualified. The terms of the other directors, except for that of William J. Kennedy III, will continue as indicated below. Mr. Kennedy has indicated that he will retire as a Director effective April 30, 1995, in accordance with the retirement policies of the Corporation for non-employee directors. The number of directors constituting the Board will thereupon become thirteen.

  The ages of directors are as of March 1, 1995.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED
BELOW.

                      NOMINEES FOR TERMS EXPIRING IN 1998
- - --------------------------------------------------------------------------------


              LEWIS M. BRANSCOMB

(PHOTO OF LEWIS M. BRANSCOMB
 APPEARS HERE)

  Lewis M. Branscomb, age 68, has
been a director since 1978. He is
Director, Science, Technology and
Public Policy, John F. Kennedy
School of Government, Harvard
University. Dr. Branscomb is the
former chief scientist and vice
president of International Business
Machines Corporation (information
systems). He is also a director of
the Lord Corporation, Mitre
Corporation and C. S. Draper
Laboratory, Inc. Dr. Branscomb is
chairman of the Audit Committee and
a member of the Committee on
Directors and Board Affairs.


              PAUL J. HOENMANS

  (PHOTO OF PAUL J. HOENMANS
   APPEARS HERE)

  Paul J. Hoenmans, age 62, joined
Mobil in 1954. He has been a
director since 1985 and a director
of Mobil Oil Corporation since 1983.
He is an executive vice president
of Mobil Oil Corporation and since
1986 he has been president of the
Exploration and Producing Division.
Mr. Hoenmans is a member of the
Executive Committee of Mobil
Corporation.


              ALLEN F. JACOBSON

  (PHOTO OF ALLEN F. JACOBSON
   APPEARS HERE)

  Allen F. Jacobson, age 68, has
been a director since 1988. He is
the former chairman of the board
and chief executive officer of
Minnesota Mining and Manufacturing
Company (manufacturer of
diversified products) and remains
on the 3M board. He is also a
director of Abbott Laboratories,
Northern States Power Company, U.S.
WEST, Inc., Valmont Industries,
Inc., Potlatch Corporation, Sara
Lee Corporation, Silicon Graphics,
Inc., Deluxe Corporation and
Prudential Insurance Company of
America. Mr. Jacobson is a member
of both the Audit and the
Management Compensation and
Organization Committees.


              J. RICHARD MUNRO

  (PHOTO OF J. RICHARD MUNRO
   APPEARS HERE)

  J. Richard Munro, age 64, has
been a director since 1989. He is
chairman of the Executive Committee
of the Board of Directors of Time
Warner Inc. (publishing and
communications) and former
co-chairman of the board and co-chief
executive officer of that company.
He is also a director of Genentech,
Inc., Kmart Corporation and The
Kellogg Company. Mr. Munro is a
member of both the Audit and the
Management Compensation and
Organization Committees.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1996
- - --------------------------------------------------------------------------------

              SAMUEL C. JOHNSON

(PHOTO OF SAMUEL C. JOHNSON
 APPEARS HERE)

   Samuel C. Johnson, age 66, has
been a director since 1981. He is
chairman of the board of S. C.
Johnson & Son, Inc. (chemical
specialty products). He is also a
director of Deere and Company, H.
J. Heinz Company, a director and
chairman of Johnson International
Inc., and a director and chairman
of Johnson Worldwide Associates,
Inc. Mr. Johnson is chairman of the
Public Issues Committee and a
member of the Management
Compensation and Organization
Committee.


              HELENE L. KAPLAN

(PHOTO OF HELENE L. KAPLAN
 APPEARS HERE)

  Helene L. Kaplan, age 61, has
been a director since 1989. She
is Of Counsel to Skadden, Arps,
Slate, Meagher & Flom. Mrs. Kaplan
is also a director of Chemical
Banking Corporation, Chemical Bank,
the May Department Stores Company,
Metropolitan Life Insurance Company
and NYNEX. Mrs. Kaplan is a member
of the Audit Committee and the
Committee on Directors and Board
Affairs.


              LUCIO A. NOTO

(PHOTO OF LUCIO A. NOTO
 APPEARS HERE)

  Lucio A. Noto, age 56, joined
Mobil in 1962. He has been a
director since 1988, chairman and
chief executive officer since 1994,
and president and chief operating
officer since 1993. He was
previously chief financial officer
beginning in 1989. He has been a
director of Mobil Oil Corporation
since 1986 and chairman of the
board and chief executive officer
of Mobil Oil Corporation since
1994. He is also a director of
International Business Machines
Corporation. Mr. Noto is chairman
of the Executive Committee of Mobil
Corporation and a member of the
Public Issues Committee.


              AULANA L. PETERS

(PHOTO OF AULANA L. PETERS
 APPEARS HERE)

  Aulana L. Peters, age 53, has
been a director since 1992. She is
a partner in Gibson, Dunn &
Crutcher, a law firm which Mobil
retained during 1994 and may retain
in 1995. She is also a director of
the Minnesota Mining and
Manufacturing Company, Merrill
Lynch & Co., the New York Stock
Exchange, Inc. and Northrop Grumman
Corporation. Mrs. Peters is a
member of the Committee on
Directors and Board Affairs and the
Public Issues Committee.

DIRECTOR WHOSE TERM EXPIRES IN 1996
- - --------------------------------------------------------------------------------

              EUGENE A. RENNA

(PHOTO OF EUGENE A. RENNA
 APPEARS HERE)

  Eugene A. Renna, age 50, joined
Mobil in 1968. He has been a
director since 1986 and a director
of Mobil Oil Corporation since
1985. Since 1986, he has been an
executive vice president of Mobil
Oil Corporation and president of
the Marketing and Refining
Division. Mr. Renna is a member of
the Executive Committee of Mobil
Corporation.


DIRECTOR WHOSE TERM EXPIRES IN 1997
- - --------------------------------------------------------------------------------

              DONALD V. FITES

(PHOTO OF DONALD V. FITES
 APPEARS HERE)

  Donald V. Fites, age 61, has
been a director since 1990. He
is chairman and chief executive
officer of Caterpillar Inc.
(heavy machinery). He is also a
director of First Chicago
Corporation and Georgia-Pacific
Corporation. Mr. Fites is a member
of both the Audit and the Public
Issues Committees.


DIRECTORS WHOSE TERMS EXPIRE IN 1997
- - --------------------------------------------------------------------------------

              CHARLES S. SANFORD, JR.

(PHOTO OF CHARLES S. SANFORD, JR.
 APPEARS HERE)

  Charles S. Sanford, Jr., age 58,
has been a director since 1990. He
is chairman of Bankers Trust New
York Corporation and its principal
subsidiary, Bankers Trust Company,
investment banking affiliates of
which performed services for Mobil
in 1994 and may do so in 1995. He
is also a director of J. C. Penney
Company, Inc. Mr. Sanford is a
member of the Management
Compensation and Organization
Committee and the Committee on
Directors and Board Affairs.


              ROBERT G. SCHWARTZ

(PHOTO OF ROBERT G. SCHWARTZ
 APPEARS HERE)

  Robert G. Schwartz, age 66, has
been a director since 1987. He is
the former chairman of the board,
president and chief executive
officer of Metropolitan Life
Insurance Company. He is a director
of Metropolitan Life Insurance
Company, CS First Boston, Inc.,
COMSAT Corporation, Lone Star
Industries, Inc., Lowe's Companies,
Inc., Potlatch Corporation, The
Reader's Digest Association Inc.
and is a member of the board of
trustees of Consolidated Edison
Company of New York. Mr. Schwartz
is Chairman of the Management
Compensation and Organization
Committee and a member of the Audit
Committee.

                      DIRECTOR WHOSE TERM EXPIRES IN 1997
- - --------------------------------------------------------------------------------

               ROBERT O. SWANSON

(PHOTO OF ROBERT O. SWANSON
 APPEARS HERE)

  Robert O. Swanson, age 58, joined
Mobil in 1958. He has been a director
since 1991 and a director of Mobil
Oil Corporation since 1990. Since
1993, Mr. Swanson has been a senior
vice president with responsibility
for Mobil Chemical Company; Mobil
Mining and Minerals Company; Mobil
Land Development Corporation;
and Mobil's Research, Engineering
and Environmental Affairs unit. He
was previously executive vice
president-international of the
Marketing and Refining Division
beginning in 1985. Mr. Swanson is
a member of the Executive Committee
of Mobil Corporation.

- - --------------------------------------------------------------------------------


DIRECTORS' MEETINGS AND COMPENSATION

  During 1994, the Board of Directors met nine times and all current directors attended more than 75 percent of the Board meetings and their respective Board committee meetings.

  Employee directors receive no additional compensation for service on the Board of Directors or its committees. Each non-employee director receives an annual retainer of $36,000 and a fee of $1,250 for each Board meeting and committee meeting attended, plus travel allowances where appropriate. Directors who chair committees receive additional annual fees: $8,000 for the Audit and the Management Compensation and Organization Committees; and $4,000 for the Committee on Directors and Board Affairs and the Public Issues Committee.

  Under the Deferred Fee Plan, non-employee directors may defer, until a specified later date or retirement, receipt of all or a portion of their annual retainers and fees. Deferred amounts may either be credited with notional interest or be represented by stock equivalents which earn notional dividends equal to dividends declared on Mobil common stock. Notional interest on deferred cash accounts is credited at the average rate for 10-year U.S. Treasury bonds over a six-month period, plus 1%, currently 8.47% per year.

  Non-employee directors may not participate in Mobil's incentive compensation or other employee benefit programs. However, Mobil provides $100,000 of non-contributory group life insurance and $500,000 of accidental death insurance for accidents occurring while on Mobil business. Mobil also provides a retirement income plan of 10% of the annual retainer fee for each year of service, up to 100%, for non-employee directors who have served at least five years and are age 60 or older. The mandatory retirement age for non-employee directors is age 72. The retirement benefits are payable for the life of the director and, after his or her death, up to eight additional annual payments to the surviving spouse or a dependent.

COMMITTEES OF THE BOARD

  In 1994, the Board reviewed its corporate governance roles and responsibilities and at the December Board meeting approved new charters for its committees. The new charters incorporated suggestions recommended by shareholders and take into consideration new concepts in the field of corporate governance.

  The responsibilities of the committees are described below. Each met regularly during the year and promptly following each meeting advised the full Board of its actions and recommendations.

  The AUDIT COMMITTEE, established in 1969, met three times during 1994. In accordance with its charter, the Committee reviews with the independent auditors and Mobil's General Auditor the general scope of their respective audit coverages. Such reviews include consideration of Mobil's accounting practices, procedures and system of internal accounting controls and any significant problems encountered. The Committee also recommends to the Board the appointment of Mobil's principal independent auditors.

  At least annually, the Audit Committee reviews the services performed and the fees charged by the independent auditors engaged by Mobil and determines that the non-audit services rendered by the independent auditors do not compromise their independence.

  The independent auditors and Mobil's General Auditor have direct access to the Committee and may discuss with it any matters which may arise in connection with audits, the maintenance of internal accounting controls or any other matters relating to Mobil's financial affairs. Furthermore, the Committee may authorize the independent auditors to investigate any matters which the Committee deems appropriate and may present its recommendations and conclusions to the Board.

  The Audit Committee is composed entirely of non-employee directors. Members of the committee are: Lewis M. Branscomb (Chairman), Donald V. Fites, Allen F. Jacobson, Helene L. Kaplan, J. Richard Munro and Robert G. Schwartz.

  The COMMITTEE ON DIRECTORS AND BOARD AFFAIRS, which replaced the Nominating Committee established in 1977, met twice during 1994. The responsibilities of the Committee were significantly increased in December 1994 by the addition of responsibilities for evaluating the effectiveness of the Board, its committees and individual Board members and for assessing overall corporate governance. The Committee will also now review and make recommendations to the Board regarding compensation and meeting fees for non-employee directors.

  The Committee will continue to propose to the Board a slate of directors for election by the shareholders at the annual meeting and to identify and propose to the Board candidates to fill Board vacancies. The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director.

  The Committee will consider candidates proposed by stockholders in accordance with the following procedure:

  Nominations should be sent to the Secretary of the Committee on Directors and Board Affairs, Mobil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037-0001. Nominations should describe the qualifications of the candidate and should be accompanied by a written statement that the candidate is willing to serve and is committed to representing the interests of all the stockholders. Candidates must be endorsed by a member of the Committee on Directors and Board Affairs or be supported by the holders of not less than 200 shares of common stock. This number is subject to periodic review by the Committee on Directors and Board Affairs.

  Nominations by stockholders may also be made at an annual stockholders' meeting in the manner provided in the Corporation's By-Laws. The By-Laws require, among other things, that written notice must be given to the Corporation of such nominations, at least 90 days prior to the anniversary date of the preceding annual meeting. For a description of the full procedure governing such nominations, reference is made to the By-Laws, a copy of which is available from the Secretary of the Corporation. At any meeting of stockholders, the presiding officer may refuse to acknowledge the nomination of any person not made in compliance with the procedure specified in the By-Laws.

  In 1994, the Board removed all employee directors from this Committee so that it is now composed entirely of non-employee directors. Members of the Committee are: William J. Kennedy III (Chairman), Lewis M. Branscomb, Helene L. Kaplan, Aulana L. Peters and Charles S. Sanford, Jr.

  The MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE, which replaced the Compensation and Management Incentive Committee established in 1960, met four times during 1994. The Committee reviews, approves and recommends to the Board:
(1) the Corporation's employee and management compensation and benefit policies; (2) management incentive compensation plans, including stock option plans; and (3) the amount and form of compensation of employee directors and senior managers of the Corporation. The Committee also administers the Mobil incentive compensation and stock option plans. In December 1994, the Committee's responsibilities were increased by the addition of the responsibility to review and endorse all senior management appointments and any significant structural changes in the management and organization of the Corporation.

  The Management Compensation and Organization Committee is composed entirely of non-employee directors. Members of the committee are: Robert G. Schwartz (Chairman), Allen F. Jacobson, Samuel C. Johnson, William J. Kennedy III, J. Richard Munro and Charles S. Sanford, Jr.

  The report of the Committee on Executive Compensation is set forth beginning on page 17.

  The PUBLIC ISSUES COMMITTEE, established in 1973, met four times during 1994. The Committee reviews and makes recommendations regarding: (1) Mobil's domestic and international policies, programs, position and strategies involving political, social and environmental trends and issues; (2) shareholder proposals; (3) support of business, charitable and educational organizations; and (4) an area of responsibility added in December 1994, the Corporation's employment and workplace policies and practices, including those relating to equal employment opportunity, non-discrimination and diversity in the workplace.

  The Public Issues Committee is composed of non-employee directors and the Chairman of the Board. Members of the committee are: Samuel C. Johnson (Chairman), Donald V. Fites, William J. Kennedy III, Lucio A. Noto and Aulana
L. Peters.

ITEM 2--APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors desires, in accordance with its established policy, to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Ernst & Young LLP, Fairfax Square-Tower II, 8075 Leesburg Pike, Vienna, Virginia 22182-2709, as independent auditors of Mobil and its subsidiaries for the year 1995.

  Ernst & Young has been serving Mobil and its subsidiaries for many years. It has no direct financial interest or any material indirect financial interest in Mobil or any of its subsidiaries and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. During 1994, Ernst & Young rendered audit services amounting to $12.6 million.

  The Audit Committee recommended and the Board approved the appointment of Ernst & Young as independent auditors. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of Ernst & Young in prior years as well as the firm's reputation for integrity and competence in the fields of accounting and auditing, and the status of litigation involving the firm. The Audit Committee has expressed its satisfaction with Ernst & Young in these respects.

  Representatives of Ernst & Young will be present at the stockholders' meeting and will have the opportunity to make such statements as they may desire. They will also be available to respond to appropriate questions from stockholders attending the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

  "RESOLVED, that the appointment, by the Board of Directors of the Corporation, of Ernst & Young LLP as independent auditors of the Corporation and its subsidiary companies, for the year 1995, be and hereby is approved and ratified."

  In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1995 will be permitted to stand unless the Board finds other good reasons for making a change.

ITEM 3--APPROVE 1995 MOBIL INCENTIVE COMPENSATION AND STOCK OWNERSHIP PLAN

  Mobil's 1995 Incentive Compensation and Stock Ownership Plan (the "1995 Plan"), the text of which is set forth in the Appendix to this Proxy Statement, is being submitted for shareholder approval at the meeting and, if approved, will supersede the 1991 Mobil Incentive Compensation and Stock Option Plan (the "1991 Plan"). The 1995 Plan contains provisions intended to permit the Corporation to qualify for a Federal tax deduction for awards thereunder. The following is a summary of certain of the provisions of the 1995 Plan; the summary is not, however, intended to be complete, and is qualified by reference to the Appendix.

PURPOSE AND ADMINISTRATION

  The purpose of the 1995 Plan is to promote the creation of shareholder value by encouraging, recognizing and rewarding sustained outstanding corporate, division, business unit and individual performance by key employees who are largely responsible for the management, growth and protection of the business. The components of the Plan include the Short-Term Incentive Program, the Long-Term Incentive Program and the Stock Ownership Program.

  Under the Short-Term Incentive Program, a portion of key employees' total annual compensation is based upon the past year's business performance, with the intention that key employees receive total compensation that is above the average for comparable positions paid by the seven other major oil companies included in the Performance Graph on page 21 (the "peer companies") when the Corporation's performance is above average compared to those companies; total compensation that is equal to the average for comparable positions paid by the peer companies when the Corporation's comparative performance is average; and total compensation that is below the average for comparable positions paid by those companies when the Corporation's comparative performance is below average.

  The purpose of the Long-Term Incentive Program is to provide rewards, based on the performance of the Corporation over a longer term, to those key employees who have the potential to contribute significantly to the long-term growth and success of the Corporation. These awards are in the form of stock equivalents (i.e., hypothetical shares of Mobil stock) or restricted stock, which serves to align the interests of these key employees with the interests of the shareholders.

  The Stock Ownership Program provides long-term incentives designed to encourage stock ownership by participants in the 1995 Plan, thereby directly linking their financial interests to those of the shareholders. Under the Program, key employees receive stock options, which provide them an opportunity to increase their ownership of Mobil common stock. The Committee is expected to develop stock ownership guidelines, based on the cumulative number of options an employee has received, to encourage key employees to take advantage of the Program and invest in and hold Mobil stock.

  The Plan is administered by the Board Management Compensation and Organization Committee (the "Committee").

SHORT-TERM INCENTIVE PROGRAM

  The Committee may make annual short-term incentive awards in the form of cash, stock or any combination thereof. To permit the Corporation to qualify for a Federal tax deduction for such awards to each person who is a "named executive officer" covered by Section 162(m) of the Internal Revenue of 1986 (the "Code") (i.e., the

Chief Executive Officer and the other four most highly compensated executive officers), the maximum awards to such persons must be determinable by reference to objective, predefined performance measures. Accordingly, the 1995 Plan provides that the maximum annual short-term incentive award to the Chief Executive Officer is 0.1%, and the maximum such award to each of the other named executive officers is 0.0375%, of the Corporation's net income, adjusted to exclude the effects of extraordinary items, gains or losses on the disposition of discontinued operations of a segment of the business, the cumulative effect of changes in accounting principles and "Special Items". Special Items are charges or credits in excess of $10 million for certain types of events or circumstances specified in the 1995 Plan that are included in the Corporation's net income. The Committee has discretion to reduce these maximum awards and intends to administer the Short-Term Incentive Program for named executive officers under guidelines similar to those that it may establish from time to time that apply to other senior executives.

  Under current Committee guidelines, which are subject to change, the Committee may make annual short-term incentive awards to eligible employees (currently, approximately 1,300) based on the level of achievement of financial and other performance criteria. These guidelines place strong emphasis on corporate, division and business unit performance as well as on individual performance. A short-term incentive award target will be established for each eligible employee. This target will be the difference between the estimated total cash compensation (base salary plus short-term incentive award) for comparable positions at the peer companies and the midpoint of the salary range for the employee's salary grade. Under current guidelines, this target will then be multiplied by a performance factor which, in the case of the named executive officers, will range from 0 to 1.5 depending equally on the Corporation's return on capital employed and its earnings per share growth during the preceding year, in each case relative to that of the peer companies during the same year. In the case of executives other than the named executive officers, the target multiplier will depend also on individual and applicable division and business unit performance.

  In administering the 1995 Plan, the Committee intends to lower the salary grade threshold for eligibility for short-term incentive awards to reflect the extensive elimination of layers of management and the associated delegation to lower level employees of significant authority.

  Short-term incentive awards may be paid currently in cash or stock or deferred in whole or in part, in the Committee's discretion. While the 1995 Plan permits deferred awards to be denominated in such units as the Committee shall prescribe, the Committee presently intends to permit deferral only in the form of stock equivalents, which would appreciate or depreciate in value just as real shares of Mobil stock and on which dividend equivalents (i.e., hypothetical dividends) would be credited.

LONG-TERM INCENTIVE PROGRAM

  Long-term incentive awards may be granted by the Committee either in the form of annual grants in respect of four-year performance cycles or one-time grants of restricted stock. To permit the Corporation to qualify for a federal tax deduction for performance cycle-related long-term awards to named executive officers, the 1995 Plan provides that the maximum long-term award payable to each named executive officer is 0.2% of the average of the Corporation's net income for the four years of the performance cycle adjusted as above, except that there is no adjustment to exclude the effects of Special Items. As in the case of short-term incentive awards, the Committee has the discretion to reduce these maximum awards, and it intends to administer the Long-Term Incentive Program for named executive officers under guidelines similar to those applicable to the other senior employees who are eligible for such awards.

  As under the 1991 Plan, performance cycle-related awards are based on the performance of Mobil stock and other corporate performance measures. The 1995 Plan provides that each year, each employee eligible for a long-term award in respect of the four-year performance cycle beginning with that year (currently
49) will receive an allotment of a number of stock equivalents based on the employee's level. Over the four-year performance cycle period, dividend equivalents will be credited with respect to these allotments and will be immediately converted to additional stock equivalents. (This represents a change from the 1991 Plan, which provided for dividend equivalent amounts to be paid currently to the executives.) The amount of the long-term incentive award payable after the close of the four-year period is the end-of-period value of real shares equal in number to the accumulated stock equivalents multiplied by a performance factor. Under current Committee guidelines, this factor will be between 0 and 1.5, depending on the Corporation's return to shareholders (capital appreciation plus dividends) (weighted 50%), earnings per share growth (weighted 25%) and return on capital employed (weighted 25%) over the four-year period, in each case relative to results achieved by the peer companies over the same period. Long-term incentive awards may be paid currently in cash, stock or restricted stock, or deferred, under current guidelines, in stock equivalents.

  The Chairman has set three challenging performance goals for the Corporation to achieve by the end of 1998: annual net income of $3.0 billion, annual return on capital employed of 12%, and a stock price of $125. As a special incentive under the Long-Term Incentive Program, for the first performance cycle only, the Committee intends to increase the awards otherwise payable by 5%, 15% or 30% if one, two or three of these goals are achieved by the end of 1998.

  Like the 1991 Plan, the 1995 Plan authorizes the Committee to make grants of restricted stock as an additional type of long-term incentive award. The Committee presently intends to use such authority to make such grants on an extremely selective basis to recognize employees who have demonstrated potential to make a significant contribution to the long-term performance of the Corporation and to provide a retention incentive for such employees by making vesting of the restricted stock conditional on continued service for up to ten years. The Committee intends to use such grants in place of any further conditional deferred awards under Mobil's Management Retention Plan, described on page 26. Under the 1995 Plan, the maximum number of shares of restricted stock that can be the subject of any grant is 10,000 (as adjusted in the case of a stock split or other change in the Corporation's capital structure), and no employee holding a prior grant of restricted stock that has not vested will be eligible to receive another grant. The Committee presently does not intend to grant restricted stock to any named executive officer or any other person who is an officer or director of the Corporation.

STOCK OWNERSHIP PROGRAM

  Under the 1995 Plan, as under the 1991 Plan, the Committee may award to eligible employees options to purchase the Corporation's common stock. For U.S. employees, these options provide certain Federal income tax advantages, as described below, particularly in the case of "Incentive Stock Options" as defined in the Code ("ISOs"). The Committee intends to lower the salary grade threshold for option grant eligibility under the 1995 Plan, for both U.S. and non-U.S. employees, to reflect the extensive elimination of layers of management over the last few years and the associated delegation to lower level employees of significant authority. As a result, about 1,650 employees (compared to 700 in the past) will now be eligible to receive options. The Committee believes that executives who receive stock options should be investing a portion of their own money in the Corporation on a long term basis, and will establish stock ownership guidelines based on the cumulative number of options received.

  The term of any option granted under the 1995 Plan cannot exceed 10 years from the date of grant, and the option exercise price must be no less than the fair market value of the shares covered by the option at the time of the grant (but not less than par value). The market value of a share of the Corporation's common stock as of March 1, 1995 was $87.1875. No employee can receive options covering more than 150,000 shares (as adjusted in the case of a stock split or other change in the Corporation's capital structure) in any year. As in the past, stock option awards are not transferrable other than by will or the laws of descent and distribution and may be exercised in the grantee's lifetime only by the grantee. However, the Committee is authorized to grant transferrable options if changes in the law should favor such options.

  The 1991 Plan contained a provision which gave the Committee discretion to accept the surrender of options in return for a payment in cash and/or stock in the amount of the difference between the market price of stock on the date of the exercise of the option and the option exercise price. This provision is not included in the 1995 Plan, since changes in the U.S. securities laws subsequent to the adoption of the 1991 Plan have eliminated the need for it.

  After satisfying any minimum waiting period established by the Committee (currently three years), a grantee can exercise an option by tendering the full purchase price, plus any required withholding taxes, in cash, certified check or shares of the Corporation's common stock. The shares to be delivered upon exercise of an option shall be made available, at the discretion of the Board, from authorized but unissued shares or shares held by the Corporation as treasury shares, including shares purchased in the open market.

  Options granted under the 1995 Plan, as in the case of the 1991 Plan, may be ISOs or non-qualified options. The value (determined at the time of grant) of the shares covered by an ISO granted to an employee that become exercisable in any single calendar year cannot exceed $100,000 under current tax law. There are no tax consequences to the Corporation or the optionee upon the grant of ISOs or non-qualified options. The gain upon exercise of non-qualified options (i.e., the bargain element reflected in the exercise price) is currently taxable to the optionee, and the Corporation is entitled to a current deduction in an equivalent amount for income tax purposes. The Corporation would generally not be permitted a deduction for income tax purposes of the bargain element realized by the optionee upon exercise of ISOs, unless the optionee disposes of the shares acquired within one year (or within two years of the date the option was granted). The optionee is generally not liable for tax on the bargain element realized upon exercise of ISOs until the shares so acquired are sold or otherwise disposed of. If the one-year and two-year holding periods referred to above are satisfied, such gain is taxed at capital gains rates.

LIMITS ON AWARDS

  The 1991 Plan limited annual incentive awards to a dollar figure comprised of an amount determined by a formula based on the Corporation's net income and capital investment and a carry forward amount from prior years in which less than the maximum amount was awarded. Actual awards under the 1991 Plan never approached this incentive award limit, and the 1995 Plan does not provide for any formula-based limit. However, under the 1995 Plan, individual short-term and long-term incentive awards are subject to the performance-based limits described on page 11. In addition, the 1995 Plan contains the 1991 Plan's prohibition against the making of any incentive awards in any year in which common stock dividends are not paid. Further, the 1995 Plan limits the number of shares subject to options granted, and the number of shares of restricted stock awarded, to any individual in any year to 150,000 and 10,000, respectively, as described on page 12. Finally, on an aggregate basis, the 1995 Plan limits to 0.9% of shares outstanding at the end of the prior year the total of the option shares, shares of restricted stock and stock equivalents in respect of long-term allotments (including dividend equivalents credited on such allotments) that may be awarded (and credited) in any year. Under the 1991 Plan, the number of shares available for stock option grants in any year was limited to 0.6% of shares outstanding at the end of the prior year, while restricted stock awards and stock equivalents in respect of long-term allotments counted against the incentive award dollar limit referred to above. The new share limit is higher than that under the 1991 Plan in part to reflect the increased number of employees eligible for option grants and in part because shares of restricted stock and stock equivalents in respect of long-term allotments are now counted toward that limit. Having a single pool of shares allows the Committee flexibility to choose among these various forms of long-term incentive. To the extent the authorized pool is not fully utilized in any year, the excess is carried over to future years. To the extent that options are cancelled prior to being exercised, the number of shares covered by such options will be restored to the authorized pool.

  The Board of Directors believes that the various programs embodied in the 1995 Plan will contribute to Mobil's ability to achieve the purpose set out above. If approved, approximately 1,660 regular employees will be eligible to participate, of whom 12 are currently directors or officers of the Corporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

  "RESOLVED, that the 1995 Mobil Incentive Compensation and Stock Ownership Plan, the text of which is set forth in the Appendix to the Proxy Statement for this meeting, be and the same hereby is approved."

STOCKHOLDER PROPOSALS--GENERAL

  In addition to the matters to be presented by Mobil as set forth in the Notice of Annual Meeting, stockholders are asked to consider two proposals submitted by stockholders. Mobil knows of no other matters which properly may be presented at the meeting. Proposals and suggestions received from stockholders are given careful consideration. The Corporation has adopted a number of such proposals and suggestions when they were in the best interests of the Corporation and its stockholders.

  Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 1996 Annual Meeting if they are received by Mobil before the close of business on November 21, 1995. Any proposal should be directed to the attention of the Secretary, Mobil Corporation, 3225 Gallows Road, Fairfax, Virginia 22037-0001.

ITEM 4--LIMIT AUTHORITY TO ISSUE PREFERRED STOCK

  Management has been advised that the College Retirement Equities Fund, 730 Third Avenue, New York, New York 10017, the holder of 3,538,899 Mobil shares, intends to submit the following proposal at the meeting:

  WHEREAS, the Company's Board of Directors has authority under the Company's charter to issue one or more classes of so-called "blank check" preferred stock, having such voting and other rights as the Board, in its sole discretion, may determine;

  WHEREAS, the Board may be able to deter unsolicited acquisition offers by placing blank check preferred in friendly hands without seeking shareholder approval;

  WHEREAS, Delaware's anti-takeover statute enhances the Board's ability to deter unsolicited takeover bids by placing a block of blank check preferred in friendly hands;

  WHEREAS, such use of blank check preferred by the Board could deprive shareholders of the opportunity to consider valuable offers for their stock;

  RESOLVED that the shareholders request that the Board:

    Adopt a policy of seeking shareholder approval prior to placing preferred stock with any person or group except for the purpose of raising capital in the ordinary course of business or making acquisitions and without a view to effecting a change in voting power.

  I. The Board can limit shifts in control of the Company by placing a block of preferred stock in friendly hands without shareholder approval.

  Blank check preferred can be issued by the Board for capital raising, acquisitions or as an anti-takeover device, without shareholder approval. The Board can use blank check preferred as an anti-takeover device to deter unsolicited tender offers favorable to shareholders. For example, the Board could issue blank check preferred to dilute the stock ownership of, or create voting impediments for, an unsolicited acquiror. Since such uses of blank check preferred could potentially diminish the value of the shareholders' investment and decrease the market price of the Company's shares, shareholder approval should be obtained before the Board uses blank check preferred as an anti-takeover device.

  II. Delaware's anti-takeover statute enhances the Board's ability to deter takeovers by undertaking blocking transactions.

  Delaware's anti-takeover statute enhances the Board's ability to deter a takeover by placing blank check preferred in friendly hands. The statute provides generally that unless an unsolicited acquiror obtains 85 percent of the Company's voting stock in the transaction by which it obtains 15 percent, it is barred for three years from consummating a business combination with the Company. The Board can thus effectively deter unsolicited bids by placing a significant block of blank check preferred in friendly hands, making it much harder (if not impossible) for an unsolicited bidder to attain the 85 percent ownership it needs to be exempted from the Delaware statute.

  III. Blank Check preferred should not be used by the Board to disadvantage shareholders without their consent.

  The Board's discretionary authority to issue blank check preferred should only be exercised for corporate purposes demonstrably in the best interests of shareholders. Good corporate governance requires that holders of a majority of voting stock approve the use of blank check preferred as a deterrent to unsolicited tender offers--a use that is not necessarily in the best interests of shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF ITEM 4.

  This proposal was presented at last year's annual meeting, and over 64% of the votes cast were voted against it. Your Board continues to believe, for the same reasons we articulated last year, that its adoption would be unwise and adverse to the shareholders' interests.

  First, and most importantly, the proposal would deprive the Board of one of the means it now has to protect the shareholders' interests by deterring or repulsing coercive, two-tier and bargain-price offers for the Company. The capacity to issue preferred stock, together with other protective measures now available, does not prevent tender offers, but serves to enhance the Board's bargaining position on behalf of the shareholders if and when they might be made. Your Board feels strongly that the elimination of any of those protective measures would adversely affect that bargaining position, and thus the interests of the shareholders. Any future issuance of preferred stock would, of course, have to comply with the Board's fiduciary duty to act in the best interests of the Corporation and its shareholders, subject to the heightened level of scrutiny applied by the Delaware courts in takeover situations. The proponent does not suggest that the Board has in the past abused its authority to issue preferred stock and cites no reason as to why it would not fully perform its fiduciary obligations in the future. In fact, the Board has in the past always fulfilled these obligations in full measure, and it would do so similarly in the future.

  Second, the proposal could curtail the Corporation's ability to issue preferred stock for financings, acquisitions and additional equity capital. While it purports to permit the Board to issue preferred stock for these purposes, it effectively negates this permission by requiring shareholder approval if the issue effects a change in voting power. Since it is literally impossible to issue any preferred stock which does not effect some change in voting power from what it was immediately before, this requirement would be an undesirable limitation on the Board's discretion in negotiating the issuance of shares with underwriters in connection with capital raising or with purchasers in a merger-acquisition situation, where voting rights, like the dividend rate and other basic terms, are a matter of negotiation. Your Board believes strongly that the imposition of any limitation on the Corporation's ability to issue preferred stock for these purposes would not be in the best interests of the Corporation and its shareholders.

  FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL.

ITEM 5--LIMITATIONS ON COMPOSITION OF THE BOARD

  Management has been advised that Dr. Thomas R. Sifferman, 3051 Camino De Las Piedras, El Cajon, California, 92019, the beneficial owner of 126 shares of Mobil common stock and 135 units of interest in shares of Series B ESOP Convertible Preferred Stock (equivalent to 1.35 such shares), intends to submit the following proposal at the meeting:

  WHEREAS,

    Mobil currently has a Board of Directors that has 14 directors with 4 who are Mobil employees (INSIDE DIRECTORS) and 10 who are non-Mobil employees (OUTSIDE DIRECTORS),

    INSIDE DIRECTORS can have vested interest in voting for THEIR BEST INTEREST rather than the shareholders' interest, and

    Some of the OUTSIDE DIRECTORS provide major services to Mobil that then provides a POTENTIAL CONFLICT OF INTEREST.

  BE IT RESOLVED THAT THE STOCKHOLDERS REQUEST MOBIL TO IMPLEMENT THE PROPOSAL BELOW:

    Change the composition of and membership requirements for the Board of Directors to have a larger number of INDEPENDENT OUTSIDE DIRECTORS by only allowing a maximum of 2 INSIDE DIRECTORS and no AFFILIATED DIRECTORS (OUTSIDE DIRECTORS, who are officers of companies that provide services worth more than $1 million to Mobil) on the Board of Directors. This proposal would only be effective for nominees for director at meetings subsequent to the 1995 Annual Meeting and would, therefore, not affect the unexpired terms of the existing directors.

  If you agree with this proposal, please mark your proxy FOR.

                             SUPPORTING STATEMENT

  This proposal would allow the Board of Directors to be more responsive to stockholders. Having all INDEPENDENT OUTSIDE DIRECTORS (who do not provide any services to Mobil) should reduce possible CONFLICTS OF INTEREST and make it easier for the Board of Directors to discharge their fiduciary responsibilities. Even the National Association of Corporate Directors "discourages members from serving on the boards of companies that are their clients."/1/

  Senior officers do not need to be on the Board of Directors for them to provide their knowledge and understanding to the Board. The OUTSIDE DIRECTORS of General Motors Corp. wrote a 28 point document that states Board members "have complete access to GM's management."/2/, /3/ GM's Board of Directors has access to GM's management--without them being on the board as voting members. Similarly, providers of major services should be willing to attend board meetings to discuss their contracts with Mobil.

  Although Mobil has their Board of Directors sign statements that they have no CONFLICTS OF INTEREST, there have been COMPENSATION committee interlocks as noted on page 23 of last year's proxy statement between Mobil Director Mr. Schwartz and Mobil CEO Mr. Murray.

  Phillip Norton predicted "that one in four companies will face board-related litigation this year, much of which will include CONFLICT-OF-INTEREST issues." In fact, "roughly 300 U.S. companies last year were hit with 713 (lawsuit) claims against directors and officers."/1/

  For these reasons, I strongly encourage you to vote for this proposal and mark FOR on your ballot. Thanks.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF ITEM 5.

  Last year, over 88% of the votes cast by Mobil's shareholders on a proposal very similar to this proposal were voted against it. Your Board believes, for the same reasons presented last year, that the proposal does not warrant stockholder support.

  The proposal would limit the number of employee directors to two, because, the proponent states, employee directors "can have a vested interest in voting for their best interest rather than the shareholders' interest." However, Delaware law requires that directors act in the interest of the Corporation and its shareholders and each Mobil director has always been and is dedicated to performing his or her fiduciary duty in accordance with that standard.

  Moreover, Mobil's non-employee directors all agree that Board membership of the Corporation's senior executives is important and valuable. Their participation as members gives the non-employee directors direct access to critical information about the Company's operations and strategies and permits such directors to evaluate knowledgeably top management's contributions and personal qualities.

  The proposal would also prohibit outside directors who are officers of companies that provide $1 million or more of services to Mobil. This would arbitrarily exclude from Board membership many highly qualified individuals simply because they are officers of companies that provide some service to Mobil. It would also foreclose Mobil from obtaining services from another company simply because one of its officers is a current Mobil director.

  The proponent states the prohibition would "reduce possible conflicts of interest." However, there can be no serious concern in this regard. Mobil's Board has had a strict conflict-of-interest policy for more than 30 years, and it has been diligently implemented. All directors sign statements confirming they have no conflicts of interest, and there have been no violations of any director's duty to avoid conflicts.

  FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL.
- - -------
  /1/ Linda Himelstein, "Boardrooms: The Ties that BLIND?" Business Week, May
      2, 1994, 112-114.
  /2/ Judith H. Dobrzynski, "At GM, a MAGNA CARTA FOR DIRECTORS," Business
      Week, April 4, 1994, 37.
  /3/ Robert L. Simison, "GM Board Adopts Formal Guidelines on STRONGER
      CONTROL OVER MANAGEMENT," Wall Street Journal, March 28, 1994, A4.

EXECUTIVE COMPENSATION

           MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE REPORT

  The Management Compensation and Organization Committee of Mobil's Board of Directors consists of six directors who are neither employees nor officers of the Company. The Committee regularly reviews the Corporation's executive compensation policies and programs and determines the compensation of the senior executive officers. The Committee's decisions on compensation of the Chief Executive Officer and other employee directors are reviewed with and approved by all of the non-employee directors, who constitute a majority of the Board.

  The Committee's overall policy regarding compensation of Mobil's executive officers is to provide competitive salaries and incentives that 1) attract, retain and motivate individuals of outstanding ability in these key positions;
2) reward individual performance and the performance of the Corporation; 3) support both the short-term and long-term goals of the Corporation; and 4) reinforce the importance of increasing shareholder value.

  The executive compensation program includes four elements which, in the Committee's view, constitute a flexible and balanced method of establishing total compensation for senior management. The four compensation elements, further discussed below, are: base salary, short-term incentive, long-term incentive, and stock options.

BASE SALARIES

  The Committee annually reviews salary ranges for senior positions and approves adjustments necessary to align these ranges with the competitive rates of pay reported by seven major petroleum companies for similar positions. These companies constitute Mobil's petroleum comparator group, as named in the Performance Graph on page 21, except that the salary data for the U.S. subsidiaries of British Petroleum Company p.l.c. and Royal Dutch Petroleum Company/"Shell" Transport and Trading Company p.l.c. are used because parent company data are not available. These seven companies have been chosen as comparators because they are the major companies in direct competition with Mobil in most of its areas of business.

  The Committee annually adopts guidelines for executive salary increases which are consistent with guidelines for all Mobil salaried employees. These guidelines are based generally on the average salary increase budget within the comparator group. Actual salaries within the established salary range are determined based on the individual executive's performance and experience level.

  In accordance with the above procedures, effective March 1, 1994, the Board increased Mr. Noto's base salary to $800,000 coincident with his promotion to the position of Chairman of the Board and Chief Executive Officer. Because he was new to this position, Mr. Noto's base salary was then, and continues to be, substantially below both the average and median base salary paid for such position by the companies in the petroleum comparator group.

  Former Chairman and Chief Executive Officer, A. E. Murray, retired effective February 28, 1994, after serving over eight years in that position and over 40 years with Mobil. Mr. Murray did not receive a salary increase in 1994.

SHORT-TERM INCENTIVE PROGRAM

  The goal of the short-term incentive program is to place a portion of executives' annual cash compensation at risk to encourage and reward sustained high performance each year. An incentive compensation fund is provided by the shareholder-approved 1991 Mobil Incentive Compensation and Stock Option Plan. Within this fund, the Committee establishes the total amount to be allocated for short-term incentive awards. This amount is based on the Committee's judgement of the Corporation's annual financial and operating performance relative to its past performance, the current performance of the petroleum comparator companies, and its business plan objectives. No short-term awards are payable based on income for any year in which Mobil does not pay a dividend to its shareholders. The Committee's award guidelines for each executive position reflect the competitive practice within the petroleum comparator group. Awards are limited or eliminated altogether as a result of below average performance, and above average awards are paid for above average performance.

  In determining the total amount to be allocated for the 1994 short-term incentive awards, the Committee considered several factors including net income, earnings growth, return on capital employed, return to shareholders, increase or decrease in shareholders' equity and various strategic and operational objectives. While all of these factors were considered, they were not specifically weighted and no formula was used in determining the total amount for short-term awards. Operating earnings were basically the same in 1994 as in 1993, despite adverse industry fundamentals such as lower crude and natural gas prices and lower industry refinery margins, the effects of which the organization was able to offset through business initiatives, cost controls, increased productivity and effective management of the asset base. The Committee determined, however, that the 1994 short-term incentive awards should be slightly lower than the 1993 short-term awards because shareholders' equity, one of the factors influencing the total funds for short-term incentive awards, declined slightly from year-end 1993. The total funds allocated for the 1994 short-term incentive awards were about 10% less than in 1993, reflecting a decrease in award levels of about 5% for the above cited reason and an equal reduction to reflect a decrease in the number of eligible employees.

  Mr. Noto was promoted to Chairman and Chief Executive Officer in March of 1994 and in the judgement of the Committee has commenced long-term strategic and cost reduction initiatives that will enhance the future of the Company. Based on Mr. Noto's overall contributions and his increased level of responsibility as Chairman and Chief Executive Officer, the Committee felt an increase over last year's short-term incentive award, which he received as President, would have been appropriate. However, Mr. Noto requested that his 1994 short-term incentive award be reduced by 5% from his award last year to correspond with the overall 5% average reduction in 1994 short-term incentive awards for other directors. As indicated in the Summary Compensation Table, Mr. Noto's short-term incentive award for 1994 was $525,000.

  Mr. Murray did not receive a short-term incentive award for 1994 due to his retirement.

LONG-TERM INCENTIVE PROGRAM

  The long-term incentive program links executive rewards to growth in long-term shareholder value. The program focuses executives' attention on the Corporation's performance over a period longer than one year. In the opinion of the Committee, this program is a key tool in building value for Mobil shareholders, because it rewards the strategic decisions on capital investments which are necessary for success in the petroleum industry. It is structured in four-year performance cycles during which achievement of longer term financial, strategic, and operational objectives is measured. Contingent stock equivalents (also known as performance shares) are allotted annually at the beginning of each four-year performance period. The number of performance shares allotted to each executive is calculated by multiplying base salary by a percentage which varies with the position level, and then converting these amounts into performance shares at the average market price over the 30 trading days immediately preceding the date of allotment. Amounts equal to dividends paid on Mobil common stock are paid during the four-year cycle for the performance shares allotted. At the end of the four-year performance period, the Committee determines what percent of the performance share allotments should be converted into actual awards. The policy for determining actual awards is based on Mobil's performance relative to its petroleum comparator group using five criteria: earnings per share growth, return on capital employed, total shareholder return, other defined operating and financial factors relative to competition, and the degree to which Mobil's internal corporate objectives are achieved. In assessing performance for the cycle, the Committee assigns equal weight, or 20%, to each of the five criteria. If the Committee approves any actual awards based on Mobil's relative performance, its policy is to approve awards within a range of 40% to 120% of the performance shares allotted, according to the discretion of the Committee. The normal award level is 100% of the value of the performance shares allotted, assuming satisfactory Mobil performance.

  Mobil's performance for the 1991-1994 period was compared in detail with the performance of the seven companies in its petroleum comparator group, using the criteria defined above. Relative to the comparator group, Mobil's annual total return to shareholders ranked first, at 14.9% over the four-year cycle. Mobil's relative ranking in earnings per share growth and return on capital employed remained essentially the same as in the last cycle, slightly above the middle of the comparator group. Mobil successfully achieved, or made very good progress towards achieving, all of its stated internal objectives. Taking all of these factors into account, the Committee judged Mobil's overall performance satisfactory during the performance cycle, and approved actual awards for the 1991-1994 period at 95% of the performance shares allotted.

  These contingent allotments were made in January 1991 when the market value of Mobil common stock was $57.156 per share. Actual awards at the end of this cycle thus include appreciation in the market value of Mobil common stock of $29.17 per share between January 1991 and January 1995. As a result, Mr. Noto received an actual award of $609,713 based on the 1991 contingent allotment related to his previous position, and Mr. Murray received an actual award of $1,266,388 reflecting a proration in proportion to the number of months of the performance cycle he served as Chairman and Chief Executive Officer. The actual awards for the 1991-1994 cycle were higher than the actual awards for the 1990-1993 cycle; both cycles were paid at 95% of the original allotments but the 1991-1994 cycle included stock appreciation of $29.17 per share while the 1990-1993 cycle included stock appreciation of $18.24 per share.

STOCK OPTIONS

  Stock options are granted to emphasize the importance of increasing shareholder value over the long term, and to encourage and facilitate the executives' personal ownership of Mobil stock. The Committee's policy is to grant options annually, at fair market value, to sustain executives' long-term perspective. The Committee has established stock option guidelines which allow grants sufficient in size to provide a strong incentive for executives to strive for long-term results and to become significant Mobil shareholders. Grant size is related to the level of responsibility and individual performance of executives and is intended, in conjunction with the Long-Term Incentive Program, to provide executives with the opportunity for total average long-term incentive compensation equivalent to that afforded for comparable positions by the petroleum comparator companies over time. In view of this focus on the opportunity for total average long-term incentive compensation, the grant size is not targeted to the number of options granted by the comparator companies.

  In 1994, the Board awarded Mr. Noto 70,000 stock options. This is the same number granted to the preceding Chairman and Chief Executive Officer and the Committee believes it is competitively justified as described above. Due to his retirement Mr. Murray did not receive any stock options in 1994. The actual financial gains to be realized by executives as a result of these stock option grants depends solely on the future performance of Mobil stock.

OTHER COMPENSATION

  Under the Management Retention Plan, conditional deferred awards, the principal amount of which cannot exceed $1 million for any one person during his or her working lifetime, are made to selected executives whose continued success is considered key to the long-term success of Mobil. Payments, including either notional interest on the awards or the cash value of dividend equivalents if awards are converted to share equivalents, are made only after normal retirement, approved early retirement, death or long-term disability. As disclosed in the notes to the Summary Compensation Table on page 22, Mr. Murray, who retired effective February 28, 1994 as Chairman and Chief Executive Officer, received $2 million from the Management Retention Plan upon his retirement. He had received conditional deferred awards between October 1978 and March 1985 totalling $1 million, and pursuant to the terms of the Plan, this principal amount plus interest was payable at the time of his retirement.

SUMMARY

  The Committee believes that the compensation program described above effectively links executive and shareholder interests and provides incentives that are consistent with the long-term strategies required for success in the petroleum industry. Generally, a majority share of senior executives' total compensation is structured in the form of incentives which reward the executive depending on corporate and individual performance. With the program's mix of performance-based incentives, an executive has an opportunity to earn above average total compensation for above average corporate and individual performance.

  Each year, the Committee reviews the compensation program, giving particular attention to the program's linkage to increasing shareholder value while maintaining competitive total compensation within the petroleum comparator group. Since the competitive market for executive talent extends beyond the petroleum industry, cross-checks are also made each year against a broader comparator group. As in the prior year, in 1994 an independent consultant reviewed for the Committee the total compensation of the Chairman and Chief Executive Officer and other senior executives, based on a survey of comparable positions at twenty-two other major corporations of similar size, complexity and quality from both the oil and other industries. The aggregate compensation for Mobil's senior executives is in the range of the 75th percentile among the twenty-two companies. In a year-to-year analysis, the aggregate compensation trend is directionally consistent with Mobil's relative earnings performance within this group of major companies.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

  Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits the Company's Federal income tax deduction for certain executive compensation in excess of $1 million. This limitation applies to the chief executive officer and the four other executive officers identified in the Summary Compensation Table on page 22 who are employed by the Company at year-end. The $1 million deduction limit does not apply to "performance-based compensation," as that term is defined in Section 162(m) of the Code. The Internal Revenue Service issued proposed regulations on December 20, 1993, interpreting Section 162(m) of the Code and adding a number of transitional rules (the "proposed regulations").

  The Committee was advised in early 1994 that compensation attributable to stock option grants would qualify for deductibility under a transition rule in the proposed regulations. However, the Committee was further advised that payments under the 1994 Short-Term Incentive Program and the 1994-1997 Long-Term Incentive Program might not be fully deductible unless substantial changes were made in the design and administration of these programs or the proposed regulations were modified. Any change in the design or administration of these programs had to be made by April 1, 1994 in order to comply with the proposed regulations.

  The Committee determined that these required changes, which were based on proposed regulations that were subject to change, raised significant concerns about the design and administration of Mobil's long-standing compensation policies. Since the Committee was advised that the tax cost attributable to nondeductible 1994 awards would be nominal, it determined that the April 1, 1994 deadline did not provide adequate time for a deliberate evaluation of the Plan modifications necessary to qualify 1994 awards for deductibility under
Section 162(m) of the Code and the proposed regulations.

  At the direction of the Committee, and with the assistance of the Committee's consultant on executive compensation matters, a major study of Mobil's incentive compensation programs was conducted in 1994, resulting in the 1995 Incentive Compensation and Stock Ownership Plan (the "1995 Plan") that shareholders are being asked to approve at the meeting. A detailed description of the 1995 Plan is set forth on pages 10 to 13 of this Proxy Statement, and the text of the Plan is set forth in the Appendix. The 1995 Plan is subject to shareholder approval and all awards thereunder to covered employees are intended to qualify, to the extent permitted under the proposed regulations, as fully deductible performance-based compensation described in Section 162(m)(4)(C) of the Code.

  Management Compensation and Organization Committee

   Robert G. Schwartz, Chairman       William J. Kennedy III
   Allen F. Jacobson                  J. Richard Munro
   Samuel C. Johnson                  Charles S. Sanford, Jr.

PERFORMANCE GRAPH

  The following graph compares the five-year cumulative total shareholder return, including reinvested dividends, on Mobil common stock, with two other indexes:

                    COMPARISON OF FIVE YEAR TOTAL RETURN (1)
              MOBIL, S&P 500, SEVEN MAJOR PETROLEUM COMPANIES (2)


                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
        AMONG MOBIL, S&P 500 INDEX AND SEVEN MAJOR PETROLEUM COMPANIES

                                                         Seven
Measurement period                         S&P 500     Petroleum
(Fiscal Year Covered)            Mobil      Index      Companies
- - ---------------------           ------     -------     ---------
Measurement PT -
12/31/89                         $ 100      $ 100       $ 100

FYE 12/31/90                     $  97      $  97       $ 111
FYE 12/31/91                     $ 119      $ 126       $ 119
FYE 12/31/92                     $ 116      $ 136       $ 119
FYE 12/31/93                     $ 152      $ 150       $ 142
FYE 12/31/94                     $ 169      $ 153       $ 152

  Assumes $100 invested on December 31, 1989, in Mobil common stock, S&P 500 Index, and a composite index, weighted by market capitalization each year, of the following seven major petroleum companies: Exxon Corporation, Chevron Corporation, Amoco Corporation, Royal Dutch Petroleum Company/"Shell" Transport and Trading Company p.l.c., Atlantic Richfield Company, British Petroleum Company p.l.c., and Texaco Inc.
- - -------
(1) Total return assumes reinvestment of dividends.
(2) Fiscal year ending December 31.

  The following table presents information for the past three years for the Chief Executive Officer, the other four most highly compensated executive officers of Mobil, and the former Chief Executive Officer and the former Chief Financial Officer.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                 --------------------
                                       ANNUAL COMPENSATION         AWARDS    PAYOUTS
                                  ------------------------------ ---------- ---------
                                                        OTHER    SECURITIES
                                                        ANNUAL   UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION                            COMPEN-    OPTIONS/    LTIP     COMPEN-
  AS OF DECEMBER 31, 1994    YEAR  SALARY     BONUS   SATION (1)  SARS(2)    PAYOUTS  SATION(3)
- - ---------------------------  ---- --------- --------- ---------- ---------- --------- ---------
Lucio A. Noto.............   1994 $ 770,833 $ 525,000  $112,533    70,000   $ 609,713 $  53,958
  chairman of the board      1993   608,333   550,000    94,682    50,000     463,784    42,583
  and chief executive        1992   520,833   245,000    88,707    35,000     349,295    36,458
  officer, Mobil
  Corporation
Paul J. Hoenmans..........   1994   725,000   380,000   130,234    35,000     789,011    50,750
  director, Mobil            1993   678,332   400,000   121,846    35,000     618,431    47,483
  Corporation; executive     1992   637,083   245,000   117,482    35,000     489,013    44,596
  vice president, Mobil
  Oil Corporation
Eugene A. Renna...........   1994   636,667   380,000   113,512    35,000     717,274    44,567
  director, Mobil            1993   595,833   400,000   107,923    35,000     556,557    41,708
  Corporation; executive     1992   550,000   245,000   105,962    35,000     435,290    38,500
  vice president, Mobil
  Oil Corporation
Robert O. Swanson.........   1994   547,500   335,000    91,848    35,000     553,602    38,325
  director and senior vice   1993   501,667   345,000    84,328    30,000     404,740    35,117
  president, Mobil           1992   442,500   200,000    78,810    28,000     301,951    30,975
  Corporation
Thomas C. DeLoach, Jr.....   1994   421,250   250,000    53,550    25,000     290,397    29,488
  senior vice president      1993   385,000   260,000    49,143    25,000     227,214    26,950
  and chief financial        1992   350,000   155,000    44,957    22,000     177,306    24,500
  officer, Mobil
  Corporation
Allen E. Murray...........   1994   220,834         0   146,659         0   1,266,388 2,015,458
  retired chairman of the    1993 1,325,000 1,100,000   246,344    70,000   1,255,496    92,750
  board and chief            1992 1,225,000   650,000   238,349    70,000     994,162    85,750
  executive officer, Mobil
  Corporation
Robert G. Weeks...........   1994   557,917   300,000   107,137    35,000     632,072 1,232,748
  retired director, senior   1993   575,000   380,000   100,233    35,000     500,893    40,250
  vice president and chief   1992   504,167   235,000    95,642    35,000     392,261    35,291
  financial officer, Mobil
  Corporation

- - -------
(1) Dividend equivalent payments in respect of allotments of contingent share equivalents under the long-term incentive program.
(2) Number of shares covered by grants in 1992 and 1993 may be exercised as stock options or Stock Appreciation Rights (SARs); number of shares covered by grants in 1994 may be exercised as stock options only.
(3) Company allocations to Mobil's Supplemental Employees Savings Plan and in 1994, a $2,000,000 Management Retention Plan payment to Mr. Murray and a $1,193,694 Management Retention Plan payment to Mr. Weeks.

THE FOLLOWING TWO TABLES PRESENT FURTHER DETAILS ON STOCK OPTIONS.


                           OPTION/SAR GRANTS IN 1994

                                     INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                         -----------------------------------------        VALUE AT ASSUMED
                         NUMBER OF  % OF TOTAL                      ANNUAL RATES OF STOCK PRICE             GRANT DATE
                         SECURITIES  OPTIONS                              APPRECIATION FOR                   PRESENT
                         UNDERLYING GRANTED TO EXERCISE                    OPTION TERM(2)                   VALUE(3)
                          OPTIONS   EMPLOYEES  OR BASE  EXPIRATION ------------------------------------    -----------
          NAME           GRANTED(1)  IN 1994    PRICE      DATE       0%           5%           10%
          ----           ---------- ---------- -------- ---------- --------    ----------    ----------
                                                                   $80.6875(4)    $131.43(4)    $209.28(4)
Lucio A. Noto...........   70,000      2.1%    $80.6875 1/27/2004        $0    $3,552,073    $9,001,657     $984,900
Paul J. Hoenmans........   35,000      1.1%     80.6875 1/27/2004         0     1,776,037     4,500,829      492,450
Eugene A. Renna.........   35,000      1.1%     80.6875 1/27/2004         0     1,776,037     4,500,829      492,450
Robert O. Swanson.......   35,000      1.1%     80.6875 1/27/2004         0     1,776,037     4,500,829      492,450
Thomas C. DeLoach, Jr...   25,000      0.8%     80.6875 1/27/2004         0     1,268,598     3,214,878      351,750
Allen E. Murray.........        0      0.0%         N/A       N/A         0             0             0            0
Robert G. Weeks.........   35,000      1.1%     80.6875 1/27/2004         0     1,776,037     4,500,829      492,450

- - -------
(1) Number of shares covered by grants which may be exercised as stock options. Options may be granted to employees as Incentive Stock Options as defined in the Internal Revenue Code ("qualified options") or options which are not so qualified ("non-qualified options"). All options are granted at an option price equal to the fair market value of a share of Mobil common stock on the date of grant (but not less than the par value) for up to ten years after grant as determined by the Management Compensation and Organization Committee. Qualified options are 100% exercisable after one year; non-qualified options are 50% exercisable after one year and 100% exercisable after two years. Options are not transferable by the employee. If the employee dies before exercising an option, it may be exercised on behalf of his or her estate or distributed to an heir or legatee.
(2) The figures shown are potential future undiscounted values and are unrelated to the Grant Date Present Values shown in the next column.
(3) Value based on modified Black-Scholes option pricing model which includes assumptions for variables such as interest rates, stock price volatility and future dividend yield. The Company's use of this model should not be construed as an endorsement of its accuracy. Whether the model assumptions used will prove to be accurate cannot be known at the date of grant. The Black-Scholes model produces a value based on freely tradable securities. Mobil employee stock options are not transferable so the "present value" shown cannot be realized by the holder. Recognizing the limitations of the model as described, the following assumptions were used to estimate the Grant Date Present Value: dividend yield of 4.21%, continuously compounded semi-annual risk-free interest rate of 5.56%, and estimated volatility of 17%. Mobil stock options are issued at the fair market value of its stock on the date of grant, and terminate if unexercised after ten years. The holder can derive a benefit only to the extent the market value of Mobil common stock is higher than the exercise price at the date of the actual exercise.
(4) If the assumed annual rate of stock price appreciation of 0%, 5% or 10% per year should occur, the market value per share of Mobil common stock at the end of the ten-year option term would be $80.69, $131.43, or $209.28, as the case may be.

                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                         AND YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF
                                                        SECURITIES        VALUE OF
                                                        UNDERLYING      UNEXERCISED
                                                       UNEXERCISED      IN-THE-MONEY
                                                     OPTIONS/SARS AT  OPTIONS/SARS(4)
                                                          FY-END         AT FY-END
                                                     ---------------- ----------------
                         SHARES ACQUIRED    VALUE      EXERCISABLE/     EXERCISABLE/
          NAME           ON EXERCISE(1)  REALIZED(2) UNEXERCISABLE(3) UNEXERCISABLE(3)
          ----           --------------- ----------- ---------------- ----------------
Lucio A. Noto...........     37,877      $  850,075       92,608         $2,031,305
                                                          94,209            818,158
Paul J. Hoenmans........     27,737       1,089,707      160,554          4,095,949
                                                          51,709            508,939
Eugene A. Renna.........     21,924         496,984       58,491          1,267,155
                                                          51,709            508,939
Robert O. Swanson.......     39,814         943,855       15,791            342,467
                                                          49,209            454,720
Thomas C. DeLoach, Jr...      2,627          47,685       70,040          1,562,694
                                                          36,709            358,626
Allen E. Murray.........     57,967       1,953,464      270,000          6,001,250
                                                               0                  0
Robert G. Weeks.........     68,399       1,464,684       68,418            871,315
                                                               0                  0

- - -------
(1) Represents number of shares covered by stock options or SARs exercised.
(2) Difference between exercise price and market value on date of exercise.
(3) Qualified options 100% exercisable after one year; non-qualified options 50% exercisable after one year; 100% exercisable after two years.
(4) Value of unexercised in-the-money options is based on the December 30, 1994 stock price of $84.875.

                                ---------------

                          LONG-TERM INCENTIVE PROGRAM
                         CONTINGENT ALLOTMENTS IN 1994

                                                                     ESTIMATED FUTURE
                            NUMBER OF     PERFORMANCE OR OTHER            PAYOUTS
                         CONTINGENT STOCK     PERIOD UNTIL     -----------------------------
          NAME             EQUIVALENTS    MATURATION OR PAYOUT THRESHOLD  TARGET   MAXIMUM
          ----           ---------------- -------------------- --------- -------- ----------
Lucio A. Noto...........      10,175           1994-1997       $345,441  $863,603 $1,036,323
Paul J. Hoenmans........       9,094           1994-1997        308,741   771,853    926,223
Eugene A. Renna.........       7,631           1994-1997        259,072   647,681    777,217
Robert O. Swanson.......       6,486           1994-1997        220,199   550,499    660,599
Thomas C. DeLoach, Jr...       3,672           1994-1997        124,664   311,661    373,993
Allen E. Murray.........      16,853           1994-1997         23,832    59,582     71,498
Robert G. Weeks.........       7,377           1994-1997         57,375   143,439    172,126

  Under this program, allotments of contingent stock equivalents (also know as performance shares) are determined for participants annually, at the start of a four-year performance period. These allotments are based on dollar amounts, determined by reference to participants' base salaries and level within the Company at the beginning of each period, which are then converted into performance shares at the average market price for Mobil common stock over the 30 trading days immediately preceding the allotment. Amounts equal to dividends paid on Mobil common stock are paid on the performance shares during the four-year cycle. At the end of the period, the Management Compensation and Organization Committee of the Board of Directors determines the extent to which the contingent allotments should be converted into actual awards. The Committee's policy in granting actual awards is based on Mobil's performance relative to its petroleum comparator group using five criteria: earnings per share growth, return on capital employed, total shareholder return, other defined operating and financial factors relative to competition, and the degree to which Mobil's internal corporate objectives are being achieved. Payouts under the program are based in part on the price of Mobil's common stock. The price used for the estimates provided is $84.875 per share, the mean of the high and low sales prices of Mobil common stock on the New York Stock Exchange on December 30, 1994. Actual payouts, if any, will be based on the mean of the high and low sales prices of Mobil common stock on such Exchange for a period of thirty trading days at the end of the four-year performance period. Estimated future payouts for Mr. Murray and Mr. Weeks reflect proration in proportion to completed months of service during the performance cycle.

                                 PENSION TABLE

  Mobil's Retirement Plan is qualified under the Internal Revenue Code of 1986, as amended, and is non-contributory. Employees who retire or terminate as vested participants are entitled to receive retirement benefits computed under a final average pay formula and may select either a life annuity or one of several forms of settlement having an equivalent actuarial value at retirement. The approximate annual annuity payable to employees in the higher salary classifications is shown in the following table. To the extent these amounts cannot be provided under the Retirement Plan due to the limitations imposed by Sections 415 and 401(a)(17) of the Code, they will be provided for Messrs. Noto, Hoenmans, Renna, Swanson and DeLoach under a supplemental benefit plan which is not qualified under the Code.

           ESTIMATED ANNUAL BENEFITS UNDER FINAL AVERAGE PAY FORMULA

EARNINGS CREDITED                       YEARS OF SERVICE AT RETIREMENT
 FOR RETIREMENT    ------------------------------------------------------------------------
 PLAN BENEFITS*       15       20        25         30         35         40         45
- - -----------------  -------- -------- ---------- ---------- ---------- ---------- ----------
   $  600,000      $144,000 $192,000 $  240,000 $  288,000 $  336,000 $  384,000 $  432,000
      800,000       192,000  256,000    320,000    384,000    448,000    512,000    576,000
    1,000,000       240,000  320,000    400,000    480,000    560,000    640,000    720,000
    1,200,000       288,000  384,000    480,000    576,000    672,000    768,000    864,000
    1,400,000       336,000  448,000    560,000    672,000    784,000    896,000  1,008,000
    1,600,000       384,000  512,000    640,000    768,000    896,000  1,024,000  1,152,000
    1,800,000       432,000  576,000    720,000    864,000  1,008,000  1,152,000  1,296,000
    2,000,000       480,000  640,000    800,000    960,000  1,120,000  1,280,000  1,440,000
    2,200,000       528,000  704,000    880,000  1,056,000  1,232,000  1,408,000  1,584,000
    2,400,000       576,000  768,000    960,000  1,152,000  1,344,000  1,536,000  1,728,000
    2,600,000       624,000  832,000  1,040,000  1,248,000  1,456,000  1,664,000  1,872,000

- - -------
* All benefits shown are annual straight life annuities based on current earnings credited for Retirement Plan benefits. Earnings credited for Retirement Plan benefits represent one-third of the highest consecutive 36 months of base salary ("Salary" in the table on page 22) out of the last 120 months before retirement, plus one-third of 100% of the highest three consecutive completed calendar years of short-term incentive compensation ("Bonus" in the table on page 22) awarded out of the last 10 completed calendar years before retirement. Actual benefit payments would be slightly lower than shown after integration with Social Security benefits, which would vary with individual wage histories. Estimated credited years of service are as follows for Mr. Noto, 34 years; Mr. Hoenmans, 40 years; Mr. Renna, 26 years; Mr. Swanson, 37 years; and Mr. DeLoach, 26 years.

  SPECIAL ARRANGEMENTS RELATING TO POSSIBLE CHANGE OF CONTROL--The Board of Directors has defined certain events, which are described below, the occurrence of which might precede either a threat or a major challenge to control of the Corporation. The Board has indicated that certain arrangements affecting executive employees, including Messrs. Noto, Hoenmans, Renna, Swanson, and DeLoach, might, in the discretion of the Management Compensation and Organization Committee, be implemented upon the occurrence of such events. If an event that might precede a threat to control should occur, these arrangements are accelerated consideration and vesting of awards under the short-term and long-term incentive compensation programs and the Mobil Management Retention Plan and acceleration of the right to exercise any outstanding stock options not currently exercisable. If an event that might precede a major challenge to control should occur, these arrangements are payment of vested awards under the short-term and long-term incentive compensation programs and funding of currently unfunded employee benefits. In addition, if the employment of such persons is terminated within two years of a change of control, as defined below, they would receive payment of special termination allowances and reimbursement of any fees and expenses of counsel in connection with employee claims and costs of financial counseling and tax planning. The Board has also determined that special termination allowances would be paid to all other employees whose employment is terminated within designated periods following a change of control. Awards which would currently be payable as of December 31, 1994, under Mobil's special termination allowance plan, upon involuntary termination of employment after a change of control, are as follows: Mr. Noto, $2,700,000; Mr. Hoenmans, $2,290,000; Mr. Renna, $2,080,000; Mr. Swanson,
$1,890,000; and Mr. DeLoach, $1,460,000.

  Under Mobil's Management Retention Plan, conditional deferred awards, the principal amount of which cannot exceed $1 million for any one person during his or her working lifetime, have been made to selected executives whose continued success is considered key to the long-term success of Mobil. Payments, including either notional interest on the awards or the cash value of dividend equivalents if awards are converted to share equivalents, are made only after normal retirement, approved early retirement, death or long-term disability. In the event of a change of control of the Corporation, deferred awards plus either interest or the cash value of dividend equivalents would be payable to participants whose employment has been or is to be terminated. The amounts that would be payable as of December 31, 1994 in such an event are as follows: Mr. Noto, $1,006,448; Mr. Hoenmans, $1,600,000; Mr. Renna, $914,273;
Mr. Swanson, $1,150,820, and Mr. DeLoach, $637,750.

  The following are the events defined by the Board the occurrence of which might precede a threat to control of the Corporation: (a) a stockholder or one of a group of stockholders who or which is the beneficial owner of at least 5% of Mobil's outstanding stock (an "interested stockholder") proposes removal of a director or election of a director other than one nominated by the Board, (b) any stockholder or group of stockholders acting in concert owns beneficially or has acquired the right to vote shares representing more than 10% of Mobil's outstanding stock, (c) an announcement is made of a serious tender offer for some or all of Mobil's outstanding stock, or (d) an interested stockholder proposes a "business combination". A business combination is (i) a merger between Mobil and the interested stockholder, (ii) a sale or other disposition by Mobil of assets worth at least $100 million in a transaction involving the interested stockholder, (iii) the issuance of securities by Mobil to the interested stockholder in exchange for cash or property (including stock or securities) worth at least $100 million, (iv) the adoption of a plan to liquidate or dissolve Mobil, or (v) any reclassification of Mobil's securities, recapitalization of the Corporation, merger of Mobil with any of its subsidiaries or any other transaction which would have the effect of increasing the proportionate share of Mobil's outstanding stock owned by the interested stockholder. The following are the events defined by the Board the occurrence of which might precede a major challenge to control of the Corporation: (1) a date is set for a meeting of stockholders to consider a business combination,
(2) an interested stockholder begins to solicit proxies to propose the election of a director, removal of an incumbent director or a business combination, (3) an announcement is made of a serious tender offer for some or all of Mobil's shares, or (4) any stockholder or group of stockholders acting in concert owns beneficially or has acquired the right to vote shares representing more than 25% of Mobil's outstanding stock. A change of control occurs when the incumbent directors (which term includes subsequent directors who are approved by at least a majority of the incumbent directors) cease to constitute a majority of the Board, any stockholder or group of stockholders acting in concert owns beneficially or has acquired the right to vote shares representing more than 25% of Mobil's outstanding stock, or Mobil's stockholders approve the liquidation or dissolution of Mobil, the sale of all Mobil's assets, or a reorganization or merger following which such stockholders own less than 50% of the outstanding stock of the reorganized or merged company.

                                ---------------

OWNERSHIP OF MOBIL CORPORATION STOCK

  The following table sets forth the beneficial ownership of Mobil's common stock for each director and nominee for director, each current executive officer named in the Summary Compensation Table on page 22 who is not a director, all directors and current executive officers as a group, and each former executive officer named in the Summary Compensation Table on page 22. It also sets forth the deferred share equivalents credited to such persons.

                                            BENEFICIAL OWNERSHIP
                                          -------------------------  DEFERRED
                                          SHARES   STOCK               SHARE
DIRECTORS AND CURRENT EXECUTIVE OFFICERS   OWNED  OPTIONS   TOTAL   EQUIVALENTS
- - ----------------------------------------  ------- ------- --------- -----------
Lewis M. Branscomb.......................   1,000       0     1,000        0
Thomas C. DeLoach, Jr. ..................  45,858  93,312   139,170        0
Donald V. Fites..........................   1,743       0     1,743        0
Paul J. Hoenmans.........................  51,631 195,382   247,013    7,305
Allen F. Jacobson........................   1,158       0     1,158    5,450
Samuel C. Johnson........................   1,100       0     1,100        0
Helene L. Kaplan.........................   4,000       0     4,000    2,044
William J. Kennedy III...................     400       0       400        0
J. Richard Munro.........................     500       0       500        0
Lucio A. Noto............................  55,323 152,436   207,759        0
Aulana L. Peters.........................     100       0       100    1,546
Eugene A. Renna..........................  53,658  93,319   146,977        0
Charles S. Sanford, Jr. .................   2,001       0     2,001      368
Robert G. Schwartz.......................   1,000       0     1,000    2,975
Robert O. Swanson........................  53,637  18,119    71,756        0
All directors and current executive
 officers as a
 group, including those named above...... 405,312 877,008 1,282,320   23,149
FORMER EXECUTIVE OFFICERS
- - -------------------------
Allen E. Murray.......................... 130,099 259,571   389,670        0
Robert G. Weeks..........................  42,775  83,526   126,301        0

  The information in the table is as of March 1, 1995 except that it is as of March 1, 1994 with respect to Messrs. Murray and Weeks, each of whom retired during 1994. Shares listed as beneficially owned include shares held by family members or family trusts or foundations of certain directors as to which such persons disclaim beneficial ownership. Excluded from the shares listed as beneficially owned are 7,823,689 shares held in accounts of Bankers Trust Company, the principal subsidiary of Bankers Trust New York Corporation, for which Mr. Sanford serves as Chairman of the Board. Sole discretion as to voting and investment power exists as to all remaining shares which the directors and officers presently hold. Stock options refer to the numbers of shares of common stock that may be acquired within 60 days pursuant to employee stock options. Deferred share equivalents are stock equivalents equal in value to common stock which earn dividend equivalents equal to dividends declared on common stock. Non-employee directors may elect to receive such equivalents under the Deferred Fee Plan referred to on page 7, while incentive awards to employees may be deferred and paid in such equivalents under the 1995 Incentive Compensation and Stock Ownership Plan described on pages 10 to 13 and its predecessors. Individuals credited with deferred share equivalents have neither investment nor voting powers in respect of such equivalents.

  No individual named above owns more than 1% of Mobil's outstanding common stock, nor do all directors and executive officers as a group, including those named above. As of March 1, 1995, the Trustee under the Employees Savings Plan of Mobil Oil Corporation held 18,541,722 shares of the common stock of Mobil in such Plan, which is approximately 4.68% of the total number of shares of common stock outstanding at that date. As of the same date, the Trustee under the Mobil Employee Stock Ownership Plan, which is incorporated in the Employees Savings Plan, held all 95,304 outstanding shares of Series B ESOP Convertible Preferred Stock. The shares of common stock and preferred stock so held by such Trustees together represented 6.92% of the votes which may be cast by the voting securities of Mobil outstanding as of March 1, 1995. All such shares of common stock are beneficially owned by participants in the Employees Savings Plan; all such shares of Series B ESOP Convertible Preferred Stock which have been allocated to participants in the Employee Stock Ownership Plan, numbering 31,324, are beneficially owned by such participants, the balance being held for such allocation over the life of the Plan.

PROXIES AND VOTING AT THE MEETING

  Since many Mobil stockholders are unable to attend the Corporation's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement; specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card; and sign, date and return the card in the enclosed envelope.

  If no choice is specified and the card is properly signed and returned, the shares will be voted by the Proxy Committee as recommended by Mobil. A stockholder who signs a proxy may revoke or revise that proxy at any time before the meeting or, by voting by ballot at the meeting, cancel any proxy previously returned.

  Stockholder proxies are returned to the Corporation's independent proxy processing agent and the vote is certified by independent Inspectors of Election. Proxies and ballots that identify the vote of individual stockholders are kept confidential until the final vote has been tabulated at the Annual Meeting, except as necessary to meet legal requirements or in a contested proxy solicitation, and in cases where stockholders write comments on their proxy cards.

  Mobil's Proxy Committee comprises the Chairman, Lucio A. Noto; Chief Financial Officer, Thomas C. DeLoach, Jr.; and Secretary of the Corporation, Caroline M. Devine. Proxy cards, unless otherwise indicated by the stockholder, also confer upon the Proxy Committee discretionary authority to vote all shares of the stock represented by the proxies on any matter which properly may be presented for action at the meeting even if not covered herein. If any of the nominees for director named in Item 1 beginning on page 3 should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by Mobil in place of such nominee.

  Stockholders of record at the close of business on March 13, 1995, are entitled to receive notice of the meeting and to vote the shares held on that date. If a stockholder is a participant in Mobil's Stock Purchase and Dividend Reinvestment Plan, the proxy card represents the number of shares in the Plan account, as well as shares registered in the participant's name.

  A stockholder who is a participant in the Mobil Oil Corporation Employees Savings Plan and the Mobil Oil Corporation Employee Stock Ownership Plan will receive a single proxy card which covers shares credited to such stockholder's Plan account plus shares of record registered in the same name. Accordingly, proxies executed by such a participant will serve as a voting instruction to the Trustee of those Plans. If a participant's Plan account is not carried in the same name as his or her shares of record, such participant will receive separate proxy cards for both individual and Plan holdings. If a participant in the Employees Savings Plan does not vote the shares credited to such participant's Plan account, such shares will be voted by the Plan's Trustee at the direction of Mobil. If a participant in the Employee Stock Ownership Plan does not vote the shares credited to the participant's Plan account, such shares will be voted by the Plan's Trustee in the same proportion as the shares that are voted by the other participants in the Plan.

QUORUM AND VOTE REQUIRED FOR APPROVAL

  The holders of all outstanding shares of Mobil stock are entitled to vote in person or by proxy on all matters which may come before the meeting. The holders of shares entitled to cast not less than one-third of the votes must be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business; all shares present in person or represented by proxy are counted for quorum purposes.

  Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Except as stated in Item 2 on pages 9 and 10 in respect of the appointment of independent auditors, approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter. Where a stockholder by marking a proxy form or ballot withholds a vote on the election of any director or otherwise indicates that no vote is to be cast on any specific matter to be voted upon (including a non-vote by a broker pursuant to the rules of the New York Stock Exchange), such votes are not counted as entitled to vote with respect to that election or subject matter, as the case may be. Abstentions are counted as votes cast on any matter to which they relate, except that they are not so counted for the purpose of determining whether the percentage tests under the rules of the Securities and Exchange Commission for resubmission of proxy statement proposals have been met. Abstentions have the same effect as "no" votes since in both instances the vote is not part of the affirmative vote required for approval of the matter voted upon.

ATTENDANCE AT ANNUAL MEETING

  All individuals attending must register before entering the meeting hall. Priority seating will be given to stockholders of record, beneficial owners of Mobil stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring a guest. Those unable to attend may request from the Secretary a copy of the report of the proceedings of the meeting.

PROXY SOLICITATION

  The cost of soliciting proxies will be borne by Mobil. To assist in the proxy solicitation, Mobil has engaged Morrow & Co., Inc. for a fee of $20,000 plus out-of-pocket expenses. Mobil will reimburse brokerage houses, banks and other custodians, nominees, and fiduciaries for reasonable expenses, in accordance with the regulations of the Securities and Exchange Commission, the New York Stock Exchange, Inc. and other exchanges, in sending proxy materials to beneficial owners.

Dated: March 20, 1995

                                                                        Appendix

           1995 MOBIL INCENTIVE COMPENSATION AND STOCK OWNERSHIP PLAN

ARTICLE I--PURPOSE OF THE PLAN

  The purpose of the Mobil Incentive Compensation and Stock Ownership Plan is to promote the creation of shareholder value by encouraging, recognizing and rewarding sustained outstanding corporate, division, business unit and individual performance by key Employees of Mobil Corporation and Affiliated Corporations who are largely responsible for the management, growth and protection of the business. The Plan in addition provides part of a competitive total compensation package to attract and retain key Employees.

  The components of the Plan include the Short-Term Incentive Program, the Long-Term Incentive Program and the Stock Ownership Program. The purpose of the Short-Term Incentive Program is to base a portion of key Employees' total annual compensation on the performance of the Corporation compared to the performance of other companies selected by the Committee, with the intention that the key Employees will receive total compensation that is above the average for comparable positions paid by such other companies when the Corporation's comparative performance is above average; total compensation that is equal to the average for comparable positions paid by these companies when the Corporation's comparative performance is average; and total compensation that is below the average for comparable positions when the Corporation's comparative performance is below average. The Long-Term Incentive Program provides rewards, based on the performance of the Corporation over a longer term, to those key Employees who have the potential to contribute significantly to the long-term growth and success of the Corporation. These awards are denominated in hypothetical stock or in the form of Restricted Stock, which serves to align the interests of these key Employees with the interests of shareholders. The purpose of the Stock Ownership Program is to provide long-term incentive, designed to encourage Stock ownership by key Employees, thereby directly aligning their financial interests with those of shareholders. Key Employees receive Stock Options, which provide them an opportunity to increase their ownership of Stock, and the Committee is expected to develop guidelines to encourage key Employees to take advantage of the program to acquire and hold Stock.

ARTICLE II--DEFINITIONS

  "Adjusted Net Income" with respect to any fiscal year of the Corporation means the amount reported as net income in the Income Statement for such year, adjusted to exclude any of the following items:

    (a) extraordinary items (as described in Accounting Principles Board Opinion No. 30);

    (b) gains or losses on the disposition of discontinued operations of a segment of the business; and

    (c) the cumulative effect of changes in accounting principles.

  "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

  "Allotment" means a number of Stock Equivalents granted pursuant to Section 5.3(a).

  "Allotment Supplement" means a number of Stock Equivalents credited with respect to an Allotment pursuant to Section 5.3(b).

  "Authorized Share Pool" for any calendar year during any part of which this Plan is in effect means nine tenths of one percent (0.9%) of the total issued and outstanding shares of Stock as of December 31 of the preceding year, cumulative from the effective date of the Plan, subject to adjustment pursuant to Article IX.

  "Award" means a Short-Term Incentive Award or a Long-Term Incentive Award granted under Article V or an Option granted under Article VI. Awards granted that are to be paid upon full satisfaction of any applicable conditions are provisional Awards and are forfeitable until such conditions are satisfied. An Award is non-forfeitable if the only condition to its payment is passage of time.

  "Award Date" means the date an Award is granted.

  "Board" means the Board of Directors of the Corporation.

  "Chief Executive Officer" means the Employee of the Corporation acting in such capacity.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision and any regulation or ruling promulgated thereunder.

  "Committee" means the Management Compensation and Organization Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

  "Corporation" means Mobil Corporation, a Delaware corporation, or its successor.

  "Dividend Equivalent" means, in respect of one Stock Equivalent, an amount equal to the amount of the dividend that would be payable on any Dividend Payment Date with respect to one share of Stock.

  "Dividend Payment Date" means a date on which dividends are paid with respect to Stock.

  "Employee" means any person who is a regular full time employee of the Corporation or an Affiliated Corporation, including such employees who are officers or directors of the Corporation. In the discretion of the Committee, the term may include persons who at the request of the Corporation or any Affiliated Corporation accept employment with any company in which the Corporation directly or indirectly has a substantial interest.

  "Fair Market Value" of Stock is the mean between the highest and lowest quoted selling price of Stock on the New York Stock Exchange or, in the discretion of the Committee, as reported by a recognized central market reporting system on the date an Award is granted or on any other date the value of Stock is to be determined, provided that (i) if no sales of Stock shall have been so made on such Exchange or so reported by such central market reporting system on such date, or (ii) if in the opinion of the Committee insufficient sales shall have been made on such date to constitute a representative market, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest representative trading dates before and after the valuation date. The average is to be weighted inversely by the respective numbers of trading days between the trading dates and the valuation date.

  "Incentive Award" means a Short-Term Incentive Award or a Long-Term Incentive Award.

  "Income Statement" with respect to any fiscal year of the Corporation means the consolidated statement of income and the accompanying notes to financial statements for such year included in the Corporation's annual report to shareholders.

  "Long-Term Incentive Award" means an Award granted pursuant to Section 5.3.

  "Named Executive Officer" means an Employee described in Section 162(m)(3) of the Code for the year an Incentive Award is granted.

  "Non-Qualified Option" means an Option granted under Article VI which is not a Qualified Option.

  "Option" means an Award granted under Article VI in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Committee may establish.

  "Performance Cycle" means any period, beginning not earlier than January 1, 1995, of four successive calendar years.

  "Performance Measure" means such measure or indicator of the performance of the Corporation, an Affiliated Corporation, any division, department or identifiable segment thereof, or of any individual recipient of an Award as may be set forth herein or established from time to time by the Committee.

  "Plan" means this 1995 Mobil Incentive Compensation and Stock Ownership Plan.

  "Prior Plan" means the 1991 Mobil Incentive Compensation and Stock Option
Plan.

  "Qualified Option" means an option granted under Article VI which is designated by the Committee as a Qualified Option and for which the Code provides for either or both deferral of taxation on exercise or a lower effective rate of tax on recognition of gain than would be available in respect of a Non-Qualified Option.

  "Restricted Stock" means Stock which bears such restrictive endorsements as the Committee, in its discretion, shall deem appropriate and necessary to carry out the purpose of this Plan.

  "Short-Term Incentive Award" means an Award granted pursuant to Section 5.2.

  "Special Item" with respect to any fiscal year of the Corporation means each item in excess of $10 million after tax that is reflected in the Corporation's Adjusted Net Income for such year and is recorded in accordance with generally accepted accounting principles in one of the following categories:

    (a) Gains or losses on asset sales or dispositions;

    (b) Asset write downs;

    (c) Litigation or claim judgments or settlements;

    (d) Accruals for environmental obligations;

    (e) Effect of changes in tax law or rate on deferred tax liabilities;

    (f) Accruals for restructuring programs; and

    (g) Catastrophic property losses.

  "Stock" means the publicly traded common stock of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article IX.

  "Stock Equivalent" means a hypothetical share of Stock credited to an Employee having a value at any time equal to the Fair Market Value of an actual share of Stock at that time. Stock Equivalents may be recorded in full shares only or in full and fractional shares pursuant to such rules as the Committee shall prescribe.

ARTICLE III--ADMINISTRATION OF THE PLAN

3.1 COMPOSITION OF COMMITTEE

  This Plan shall be administered by the Committee which shall be composed of not less than four members of the Board as may be designated by the Board; provided that the Committee shall not include any individual who (a) is an officer or employee of the Corporation or any Affiliated Corporation; (b) is a former officer of the Corporation or any Affiliated Corporation; (c) is a former employee of the Corporation or any Affiliated Corporation who receives compensation for prior service (other than benefits under a tax-qualified retirement plan) during the taxable year in which such individual serves on the Committee; (d) is not an outside director as defined under Section 162(m) of the Code; or (e) has been eligible to receive Awards under this Plan or the Prior Plan at any time within the 12-month period immediately prior to service as a member of the Committee; provided that the restrictions set out in clause
(d) shall not apply prior to the annual meeting of shareholders of the Corporation in 1996 (or such later date as may be permitted under Section 162(m) of the Code). The Board may designate alternate members of the Committee from eligible Board members to act in the place and stead of any absent member of the Committee.

3.2 QUORUM

  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members in the absence of a meeting, shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Participation by such means shall constitute presence in person at such meeting.

3.3 POWERS

  The Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:

    (a) The power to grant Awards conditionally or unconditionally, subject to any applicable limitations in this Plan,

    (b) The power to establish Performance Measures upon which Awards shall be based; provided that any changes to the Performance Measures applicable to Named Executive Officers set forth in Article V shall be subject to approval by a separate vote of the shareholders of the Corporation,

    (c) The power to make the certification referred to in Section 3.4(b),

    (d) The power to reduce the amount of any Award (other than an Award that has become non-forfeitable),

    (e) The power to determine whether Incentive Awards shall be expressed in United States currency, shares of Stock, Restricted Stock, or any combination thereof,

    (f) The power to prescribe the form or forms of the instruments evidencing Awards granted under this Plan,

    (g) The power to pay and to defer payment of Incentive Awards which have become non-forfeitable,

    (h) The power to direct the Corporation to make the conversions, accruals and payments provided for by the Plan,

    (i) The power to interpret the Plan and to make any determination of fact incident to the operation of the Plan,

    (j) The power to provide regulations for the operation of the various features of the Plan, and otherwise to prescribe regulations for the interpretation, management and administration of the Plan,

    (k) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Committee may establish,

    (l) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and

    (m) The power to engage the services of persons, companies, or organizations, including but not limited to banks, insurance companies, brokerage firms, and consultants, in furtherance of the Plan's purpose.

3.4 CERTIFICATION

  No Short-Term Incentive Award or Long-Term Incentive Award will be paid to a Named Executive Officer unless the Committee has certified in writing (which writing may include approved minutes of a meeting of the Committee) that the Adjusted Net Income and Special Items, or the average of the Adjusted Net Income amounts for the years included in a Performance Cycle, as the case may be, was equal to or in excess of the amount required for the granting of such Award hereunder.

3.5 COMMUNICATION OF AWARDS

  The Committee shall timely communicate in writing to each Employee to whom an Award is granted in accordance with this Plan a description of such Award, including the terms and any conditions of its payment.

3.6 ACCOUNTS

  (a) For the purpose of accounting for provisional Awards and non-forfeitable Awards deferred as to payment, the Corporation shall establish bookkeeping accounts bearing the name of each Employee receiving such Awards. Except as provided below, each account shall be unfunded, and shall not be a trust for the benefit of the Employee; the existence of such accounts shall not give any Employee any rights superior to those of unsecured general creditors of the Corporation.

  (b) With respect to non-forfeitable Awards, payment of which is deferred, the Committee may, in its discretion, direct the Corporation:

    (i) To pay an amount equal to such Award to a trustee or fiduciary in trust for the benefit of one or more Employees, as the Committee may designate, with instructions to provide for the investment thereof during any period of deferment; or

    (ii) To allocate an amount equal to such Award to an investment manager (who may, but need not, be an Employee of the Corporation or an Affiliated Corporation) with instructions to provide for the investment thereof during the period of deferment either in the discretion of such manager or one or more designated investment advisors.

ARTICLE IV--ELIGIBILITY

4.1 ELIGIBLE EMPLOYEES

  Awards will be granted only to key Employees described in Article I, selected or determined by (or pursuant to delegation of authority from) the Committee in its sole discretion. An Incentive Award may be granted within a reasonable period after an employee's termination of service and such Incentive Award shall be deemed granted to an Employee. Neither the members of the Committee nor any member of the Board who is not an Employee shall be eligible to receive an Award. In lieu of determining individual Employees to whom Awards may be granted and the amounts of such Awards, the Committee may in its discretion from time to time authorize such determinations with respect to Employees other than Named Executive Officers to be made by the Chief Executive Officer or by senior management of the divisions, departments or other identifiable segments of the Corporation or of Affiliated Corporations or their divisions, departments or other identifiable segments, provided that such determinations shall be made in accordance with such rules, regulations and guidance as the Committee shall prescribe. Named Executive Officers, other Officers of the Corporation, Directors who are Employees and other Employees to whom the Committee delegates final authority to determine Awards under the Plan are eligible only for Awards granted directly by the Committee.

4.2 RELEVANT FACTORS

  In selecting individual Employees to whom Awards shall be granted at any time, as well as in determining the amount, type, terms and conditions of any Award, the Committee (or as authorized, its representative) shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in
Article I. No Employee shall be eligible for the grant of any Option under the Plan if at the time of grant the Employee, directly or indirectly, owns Stock possessing more than 5% of the combined voting power of all classes of Stock of the Corporation and its Affiliated Corporations. No Named Executive Officer shall be eligible for the grant of any Award that would cause the applicable amounts in Articles V or VI to be exceeded.

ARTICLE V--INCENTIVE AWARDS

5.1 PROVISIONAL AND NON-FORFEITABLE INCENTIVE AWARDS

  The Committee may in its discretion grant Incentive Awards that are provisional or non-forfeitable in accordance with such criteria, at such intervals, in such form and upon such conditions as the Committee may establish, subject to the limitations set forth in this Plan. Incentive Awards, whether provisional or non-forfeitable, may be expressed in United States currency, shares of Stock, shares of Restricted Stock or any combination thereof, and upon satisfaction of the relevant conditions, if any, may be paid or distributed currently, deferred for payment at a later date, or paid in part currently and in part at a later date, all as the Committee in its discretion shall determine.

5.2 SHORT-TERM INCENTIVE AWARDS

  The Committee in its sole discretion may grant or approve Short-Term Incentive Awards to Employees from time to time. The amounts of such Awards shall be determined on the basis of such Performance Measures as the Committee shall establish from time to time. In the case of Named Executive Officers, the Performance Measure for Short-Term Incentive Awards shall be the Adjusted Net Income for the year prior to the year in which any such Award is granted, further adjusted to exclude the effects of any Special Items for such year.

The amount of the Short-Term Incentive Award for any year to a Named Executive Officer who is the Chief Executive Officer shall be 0.1% of such Performance Measure, and the amount of the Short-Term Incentive Award for any year to any other Named Executive Officer shall be 0.0375% of such Performance Measure, in each case subject to reduction pursuant to Section 5.4.

5.3 LONG-TERM INCENTIVE AWARDS

  (a) The Committee in its sole discretion may grant Allotments comprised of a specified number of Stock Equivalents to Employees from time to time. Each Allotment shall be granted during the first year of, and shall be in respect of, a Performance Cycle and shall remain provisional until the Committee grants or determines not to grant a Long-Term Incentive Award in respect of such Allotment pursuant to Section 5.3(c). The maximum number of Stock Equivalents that may comprise Allotments granted at any time during any calendar year during any part of which this Plan is in effect shall be the number of shares of Stock in the Authorized Share Pool for such calendar year reduced by:

    (i) the number of shares of Stock upon which Options have theretofore been granted pursuant to Section 6.2 during such calendar year;

    (ii) the number of Stock Equivalents comprising Allotments that have theretofore been granted pursuant to this Section 5.3(a) during such calendar year;

    (iii) the number of Stock Equivalents comprising Allotment Supplements that have theretofore been credited pursuant to Section 5.3(b) during such calendar year or are reasonably estimated to be so credited during the remainder of such calendar year; and

    (iv) the number of shares of Restricted Stock, if any, that have theretofore been awarded pursuant to Section 5.3(d) during such calendar year.

  (b) On each Dividend Payment Date after the Award Date of any Allotment, an Allotment Supplement shall be credited in respect of such Allotment and any Allotment Supplements theretofore credited pursuant to this Section 5.3(b) in respect of such Allotment. The number of Stock Equivalents that shall comprise an Allotment Supplement shall be determined by dividing (i) the Dividend Equivalents in respect of the number of Stock Equivalents that comprise such Allotment and any Allotment Supplements theretofore credited pursuant to this
Section 5.3(b) in respect of such Allotment by (ii) the Fair Market Value of a share of Stock on the Dividend Payment Date.

  (c) After the end of each Performance Cycle, all Stock Equivalents that comprise an Allotment in respect of such Performance Cycle and all Allotment Supplements theretofore credited in respect of such Allotment shall be converted to a Long-Term Incentive Award in an amount, if any, to be based on Performance Measures established by the Committee from time to time. In the case of each Named Executive Officer, the Performance Measure shall be Adjusted Net Income, and the amount of the Long-Term Incentive Award granted to each such Officer in respect of a Performance Cycle, irrespective of the number of Stock Equivalents credited to the account of such Officer in respect of such Performance Cycle, shall be 0.2% of the average of the Adjusted Net Income for each of the four years of such Performance Cycle, subject to reduction pursuant to Section 5.4.

  (d) In addition to the Long-Term Incentive Awards described in Sections 5.3(a), (b) and (c), the Committee in its sole discretion may grant Long-Term Incentive Awards in the form of Restricted Stock to such Employees as it shall identify as having extraordinary potential to make a long-term contribution to the success of the Corporation. The maximum number of shares of Restricted Stock that can be the subject of any such grant shall be 10,000, subject to adjustment in accordance with Article IX. No Award may be made pursuant to this
Section 5.3(d) to any person who at the time of the Award holds Restricted Stock granted pursuant to this Section 5.3(d) as to which all restrictions applicable to such Restricted Stock have not lapsed. The foregoing determination as to whether restrictions have lapsed shall be made without regard to any potential or actual modification of such restrictions after the original grant date. The maximum number of shares of Restricted Stock that may be granted at any time during any calendar year during any part of which this Plan is in effect shall be the number of shares in the Authorized Share Pool for such calendar year reduced by:

    (i) the number of shares of Stock upon which Options have theretofore been granted pursuant to Section 6.2 during such calendar year;

    (ii) the number of Stock Equivalents comprising Allotments that have theretofore been granted pursuant to Section 5.3(a) during such calendar year;

    (iii) the number of Stock Equivalents comprising Allotment Supplements that have theretofore been credited pursuant to Section 5.3(b) during such calendar year or are reasonably expected to be so credited during the remainder of such calendar year; and

    (iv) the number of shares of Restricted Stock that have theretofore been awarded pursuant to this Section 5.3(d) during such calendar year.

5.4 REDUCTION OF AWARDS

  (a) The Committee in its sole discretion may, but shall not be required to, reduce the amount of, or not grant, any Short-Term Incentive Award or any Long-Term Incentive Award that could otherwise be granted, based on such Performance Measures or other considerations as it deems appropriate.

  (b) No Short-Term Incentive Award or Long-Term Incentive Award that could otherwise be granted shall be granted if no dividend has been paid to holders of Stock in the preceding 12 months. Allotments or Allotment Supplements with respect to which Long-Term Incentive Awards are prohibited by the preceding sentence shall be cancelled.

5.5 DEATH OF EMPLOYEE

  Any provisional Incentive Award shall be cancelled upon death of the Employee during the provisional period except as the Committee may otherwise provide. If a provisional Incentive Award is cancelled by reason of the death of the Employee, the Committee may authorize an alternative disposition in its discretion.

5.6 DEFERRAL OF INCENTIVE AWARDS

  The Committee may, in its sole discretion, permit or require deferral of payment of any Incentive Award, subject to such terms, conditions, rules and regulations as the Committee shall prescribe. Deferred Incentive Awards may be denominated in Stock Equivalents or such other units as the Committee shall prescribe. Where a deferred Incentive Award is denominated in Stock Equivalents, each such Stock Equivalent shall be valued at an amount equal to the Fair Market Value of a share of Stock on the date that payment would have been due but for the deferral (or the Fair Market Value of a share of Stock averaged over such dates as the Committee shall establish from time to time). An account bearing the name of the Employee as provided in Section 3.6 shall be credited with the number of Stock Equivalents determined on the basis of such value. Each such account shall also be credited on each Dividend Payment Date with an amount of Dividend Equivalents in respect of the Stock Equivalents in the account. Dividend Equivalents may, in the discretion of the Committee, be disbursed in cash to the Employee to whose account they have been credited or accumulated in such account in the form of additional Stock Equivalents based on the Fair Market Value of a share of Stock on the Dividend Payment Date. Stock Equivalents resulting from deferral of Incentive Awards shall not be charged against any Authorized Share Pool.

5.7 PAYMENT OF INCENTIVE AWARDS

  Payment of Incentive Awards shall be made, in the sole discretion of the Committee, in cash, Stock, Restricted Stock, or any combination of cash, Stock and Restricted Stock; provided that the Committee may prescribe by regulation circumstances in which amounts payable to any person who is or was a director or officer subject to Section 16 of the Securities Exchange Act of 1934 shall be paid solely in cash.

ARTICLE VI--STOCK OPTION AWARDS

6.1 NUMBER OF SHARES

  The maximum number of shares of Stock upon which Options may be granted at any time during any calendar year during any part of which this Plan is in effect shall be the number of shares in the Authorized Share Pool for such calendar year reduced by:

    (a) the number of shares of Stock upon which Options have theretofore been granted pursuant to Section 6.2 during such calendar year;

    (b) the number of Stock Equivalents comprising Allotments that have theretofore been granted pursuant to Section 5.3(a) during such calendar year;

    (c) the number of Stock Equivalents comprising Allotment Supplements that have theretofore been credited pursuant to Section 5.3(b) during such calendar year or are reasonably estimated to be so credited during the remainder of such calendar year; and

    (d) the number of shares of Restricted Stock that have theretofore been awarded pursuant to Section 5.3.(d) during such calendar year.

  Of the shares of Stock upon which Options may be granted in any year pursuant to the foregoing sentence, no more than 2,000,000 shares (subject to adjustment pursuant to Article IX) per year, cumulative from the effective date of the Plan, shall be available for the grant of Incentive Stock Options.

6.2 OPTION GRANTS

  The Committee in its sole discretion may from time to time grant Options on such terms and subject to such conditions as it shall deem appropriate, subject to the applicable provisions of this Plan; provided that the maximum number of shares of Stock upon which Options may be granted to any Employee in any calendar year shall be 150,000, subject to adjustment as provided in Article
IX. As to each Option, the Committee shall have full and final authority in its discretion: (a) to determine whether the same shall be a Qualified Option or a Non-Qualified Option or both, (b) to determine the number of shares of Stock subject to each Option, subject to the limit set forth in the immediately preceding sentence, (c) to determine the purchase price of the shares of Stock subject to each Option (the "Option Price"), which price shall be not less than the minimum price specified in Section 6.4, and (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period, which period shall not exceed the maximum period specified in
Section 6.3.

6.3 TERM OF OPTIONS

  The full term of each Option granted hereunder shall be for such period as the Committee shall determine, but not for more than ten years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.8 and 6.9.

6.4 OPTION PRICE

  The Option Price shall be determined by the Committee at the time any Option is granted and shall be not less than 100 percent of the Fair Market Value of the shares covered thereby at the time the Option is granted (but in no event less than par value).

6.5 NON-TRANSFERABILITY OF OPTIONS

  No Option granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Option may be exercised during the grantee's lifetime only by the grantee; provided that the Committee may in its sole discretion provide in the instrument evidencing any Non-Qualified Option any terms and conditions upon which such Non-Qualified Option may be transferred if the Committee determines, based upon such advice of counsel (which may be counsel to the Corporation) as it deems appropriate, that a Registration Statement under the Securities Act of 1933 is in effect, or an exemption from the requirements for such a Registration Statement exists, for each of (a) the transfer of such Non-Qualified Option;
(b) the issuance of Stock to the transferee of the Non-Qualified Option upon exercise of the Non-Qualified Option; and (c) any sale by the transferee of the Option of Stock issued to such transferee upon exercise of the Non-Qualified Option.

6.6 INCENTIVE STOCK OPTIONS

  Any Option issued hereunder which is intended to qualify as an "incentive stock option" as described in Section 422 of the Code (an "ISO") shall be subject to the limitations or requirements as may be necessary for the purposes of Section 422 of the Code to the extent and in such form as determined by the Committee in its discretion.

6.7 EXERCISE OF OPTIONS

  Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. A person electing to exercise an Option shall give written notice to the Corporation or its agent of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase plus any required withholding taxes. Until a certificate or certificates for the shares so purchased has been issued to, or for the benefit of, such person, or until an entry in lieu of such a certificate is made on the stock books of the Corporation, he or she shall possess no rights of a record holder with respect to any of such shares. The purchase price may be paid in cash, by certified check or in shares of Stock (excluding fractional shares) or any combination thereof. Shares of Stock delivered in payment of the purchase price shall be valued at the Fair Market Value of such shares on the date of exercise of the Option. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

6.8 OPTION UNAFFECTED BY CHANGE IN DUTIES

  No Option shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. If an optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Committee may provide in the instrument evidencing any Option that the Committee may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option and (ii) unless the Committee shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the expiration of the original term of the Option where such cessation of employment is on account of retirement under a Corporation sponsored retirement plan on or after the Employee attains age sixty, on account of long-term disability, or on account of any other reason specified by the Committee, or its delegate, for the purpose of making this clause applicable, and otherwise, upon the expiration of three months from such date of termination, but in no event later than the expiration of the original term of the Option.

6.9 DEATH OF OPTIONEE

  Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such person (the "personal representative") as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Option theretofore granted may exercise such Option (i) at any time up to the expiration of the original term of the Option in the following cases: (a) where the optionee was an Employee on the date of death and (b) where the optionee was not an Employee on the date of death and his or her employment ceased on account of retirement under a Corporation sponsored plan on or after the Employee attained age sixty, on account of long term disability, or on account of any other reason specifically approved by the Committee or its delegate for the purpose of making this clause applicable; or
(ii) at any time prior to one year from the date of death where the optionee was not an Employee on the date of death and his or her employment ceased on account of a cause other than those specified in clause (i)(b) above, provided that such Option shall expire in all events no later than the last day of the original term of such Option, and provided further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be such an Employee, whether by death or otherwise, provided further, however, that the Committee may provide in the instrument evidencing any Option that all shares covered by such Option shall become subject to purchase immediately upon the death of the optionee.

ARTICLE VII--BENEFITS PLANS

  Incentive Awards, Awards of Restricted Stock and Awards of Options under the Plan are discretionary and are additional to and not a part of regular salary. Incentive Awards, Awards of Restricted Stock and Awards of Options may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except (1) an Incentive Award made to an

Employee may be used in determining the amount of compensation for the purpose of any retirement or life insurance plan of the Corporation and its Affiliated Corporations to the extent provided from time to time in such plan, and (2) as the Committee may otherwise from time to time expressly provide.

ARTICLE VIII--AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

  The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted under any part of the Plan affected by a suspension, nor shall Awards be granted after Plan termination.

  The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by shareholders of the
Corporation:

    (a) The qualifications for eligibility to become or remain a member of the Committee;

    (b) The Performance Measures and the amounts of the Short-Term Incentive Awards and the Long-Term Incentive Awards for Named Executive Officers;

    (c) Except as provided in Article IX relating to capital changes, the number of shares in the Authorized Share Pool for any calendar year, the maximum number of shares of Stock upon which Options may be granted to any person in any calendar year and the maximum number of shares of Restricted Stock that may be awarded to any person pursuant to Section 5.3(d);

    (d) The maximum term of Options granted;

    (e) The minimum Option Price;

    (f) The term of the Plan;

    (g) The requirements as to eligibility for participation in the Plan;

    (h) The prohibition against granting Awards to a member of the Committee;
  and

    (i) The provision requiring that Employees to whom the Committee has delegated final authority to determine Awards under the Plan are eligible only for Awards granted directly by the Committee.

  Awards granted prior to suspension or termination of the Plan may not be cancelled solely because of such suspension or termination, except with the consent of the grantee of the Award.

ARTICLE IX--CHANGES IN CAPITAL STRUCTURE

  Stock, Stock Equivalents, Restricted Stock and the instruments evidencing Options granted hereunder shall be subject to adjustments in the event of changes in the outstanding stock of the Corporation by reason of Stock dividends, Stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. In the event of any such change, the aggregate number and classes of shares comprising the Authorized Share Pool for the calendar year in which such change occurs, the number of shares upon which Options may thereafter be granted to any person pursuant to Section 6.2, and the number of shares of Restricted Stock that may thereafter be awarded to any person pursuant to
Section 5.3(d) shall be appropriately adjusted as determined by the Board so as to reflect such change.

ARTICLE X--EFFECTIVE DATE AND TERM OF THE PLAN

  The Plan became effective January 1, 1995, subject to the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast (in person or by proxy) for or against approval of the Plan at the Annual Meeting of the shareholders of the Corporation in 1995. The Plan shall continue until such time as it may be terminated by action of the Board; provided, however, that the Plan, if not so terminated, shall be submitted to the shareholders of the Corporation for their approval not later than December 31, 2000. No Options may be granted under this Plan subsequent to April 30, 2000.

ARTICLE XI--TRANSITION--1991 INCENTIVE COMPENSATION AND STOCK OPTION PLAN

  (a) This Plan supersedes the Prior Plan, and no new Incentive Awards or Options, as defined in the Prior Plan, may be granted under the Prior Plan after the effective date of this Plan, except that (i) short-term incentive awards in respect of 1994 shall be payable pursuant to the Prior Plan in 1995 and (ii) options granted in 1995 to persons, other than Named Executive Officers, that are subject to the laws of any foreign jurisdiction that require, or condition favorable tax treatment on, approval of the plan pursuant to which options are granted prior to the grant thereof shall be granted pursuant to the Prior Plan but shall count against the Authorized Share Pool for 1995; provided that nothing herein shall modify the terms of the Prior Plan if this Plan is not approved by vote of the shareholders of the Corporation as contemplated by Article X. Incentive Awards including conditional Incentive Awards made and Options granted under the Prior Plan before the effective date of this Plan shall remain outstanding and shall be administered under the terms of the Prior Plan.

  (b) Any Awards granted under this Plan prior to approval of this Plan by the shareholders of the Corporation shall be conditional upon, and forfeited upon the failure of, such approval at the Annual Meeting of Stockholders of Mobil Corporation in 1995; provided that failing such approval any such Award to a person other than a Named Executive Officer that could have been granted under the terms of the Prior Plan may, in the discretion of the Committee, be deemed to have been so granted.

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PRINTED                                                 RECYCLED
  IN         [LOGO OF RECYCLED PAPER APPEARS HERE]      PAPER
U.S.A.

MOBIL CORPORATION                                                          PROXY
- - --------------------------------------------------------------------------------
          SOLICITED BY THE BOARD OF DIRECTORS for Annual Meeting of Stockholders

                                            GRAND BALLROOM
                                            HYATT REGENCY RESTON
                                            RESTON TOWN CENTER
                                            1800 PRESIDENTS STREET
                                            RESTON, VIRGINIA 22090
                                            THURSDAY, MAY 11, 1995 AT 10:00 A.M.

The undersigned hereby appoints Lucio A. Noto, Thomas C. DeLoach, Jr. and Caroline M. Devine and any one of them, each with power of substitution, the attorneys of the undersigned to vote all shares held of record on the record date by the undersigned, as directed and, in their discretion, on all other matters which may properly come before the 1995 Annual Meeting of Stockholders of Mobil Corporation, and any adjournment thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

This card also provides voting instructions for shares held in the Stock Purchase and Dividend Reinvestment Plan. For participants in the Mobil Oil Employees Savings Plan and the Mobil Employee Stock Ownership Plan, if you wish to provide voting instructions for the trustees for shares of Mobil stock credited to your accounts, please fill in and sign this card and mail it in time to be received no later than noon on May 8, 1995.

Your vote for four directors may be indicated on the reverse side. Lewis M. Branscomb, Paul J. Hoenmans, Allen F. Jacobson and J. Richard Munro have been nominated to serve for a term of three years to expire at the Annual Meeting in 1998.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                              (Continued, and to be signed, on the reverse side)
- - --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



Dear Mobil Stockholder:

     Please sign and date the above proxy card and return it promptly using the enclosed envelope. We encourage you to vote your proxy. Your voting instructions will be confidential and will be seen only by authorized personnel of the independent inspectors of election, except as otherwise provided in the proxy statement.

     Thank you in advance for voting on the important items shown on the reverse side of the proxy.


                                       Caroline M. Devine
                                       Secretary

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted "FOR" Proposals 1, 2 and 3 and "AGAINST" Proposals 4 and 5.

- - --------------------------------------------------------------------------------
The Board of Directors Recommends a Vote "FOR" Items 1,2 and 3.
- - --------------------------------------------------------------------------------
1. Election of Directors (duly nominated and listed on the reverse side of this proxy)


                        Withheld
         For             for all
         [_]               [_]


Withheld for the following only (write the nominee's name(s) in the space below)



___________________________________
        Nominee's Name(s)


2. Ratification of independent auditors

         For             Against             Abstain
         [_]               [_]                 [_]


3. 1995 incentive compensation and stock ownership plan

         For             Against             Abstain
         [_]               [_]                 [_]

- - --------------------------------------------------------------------------------

+++++
+
+



+
+
+++++

- - --------------------------------------------------------------------------------
The Board of Directors Recommends a Vote "AGAINST" Items 4 and 5.
- - --------------------------------------------------------------------------------
4. Limit authority to issue preferred stock


         For             Against             Abstain
         [_]               [_]                 [_]


5. Limitations on composition of the board


         For             Against             Abstain
         [_]               [_]                 [_]


Please date and sign as your name appears to the left and return in the enclosed envelope . If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.


Dated__________________________________, 1995


_____________________________________________
               (Signature)


_____________________________________________
         (Signature if held jointly)


[X] Please mark your vote with an X.
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                             FOLD AND DETACH HERE